TIDAL TRUST III 485BPOS

Exhibit 99(p)(x)

A.           CODE OF ETHICS – PERSONAL TRADING PROCEDURES; GIFTS AND BUSINESS ENTERTAINMENT POLICY; POLITICAL CONTRIBUTIONS

1.            The Adviser and its personnel may effect transactions for their own accounts in the same securities purchased and sold for the accounts of the Adviser’s clients. To ensure that trading by the Adviser’s personnel is conducted in a manner that does not adversely affect the Adviser’s clients and in a manner consistent with the fiduciary duty owed by the Adviser to its clients, the Adviser has adopted a code of ethics (the “Code”) and policies governing personal securities transactions attached as Appendix H.

2.            The Adviser and its personnel may give gifts, services or other items to any person or entity that does business with or potentially could conduct business with or on behalf of the Adviser. Additionally, the Adviser and its personnel may receive gifts, services, entertainment or other items from any person or entity that does business with or potentially could conduct business with or on behalf of the Adviser. To ensure that these exchanges are conducted in a manner that does not adversely affect the Adviser’s clients and in a manner consistent with the fiduciary duty owed by the Adviser to its clients, the Adviser has adopted policies and procedures governing gifts and business entertainment attached as Appendix H1.

3.            The Adviser is prohibited from receiving compensation for providing advisory services to a government entity for two years following any contribution, other than certain de minimis contributions, by the Adviser or its covered associates to an official of a government entity who is or will be in a position to influence the award of advisory business. In addition, the Adviser is also prohibited from coordinating, or soliciting others to make, contributions for an official of a government entity to which the Adviser is providing or seeking to provide advisory services. The Adviser’s policies and procedures governing political contributions are attached as Appendix H2.

4.            The Adviser’s policy and procedures for the reporting of a possible securities law violation in connection with the Adviser’s business or operations are set forth in Appendix H3.

5.            The Foreign Corrupt Practices Act (“FCPA”) prohibits persons subject to the FCPA from offering to pay, paying, promising to pay, offering, or authorizing the payment, directly or indirectly through a third party, of anything of value to any “foreign official” in order to influence any act or decision of the foreign official in his or her official capacity or to secure an improper advantage in order to obtain or retain business. The Adviser’s policies and procedures for compliance with the FCPA are set forth in Appendix H4.]

APPENDIX H

CODE OF ETHICS PROVISIONS RELATED TO PERSONAL SECURITIES TRANSACTIONS

There exist standards by which every employee of Ninepoint is expected to conduct him/herself. These standards are in place to provide guidelines for ethical conduct. Improper professional conduct reflects not only on the individual, but also on the firm and on the securities industry as a whole. Often situations are not clear-cut, requiring judgments to be made as to what constitutes ethical and unethical conduct. If an individual is ever unsure, he/she should ask the CCO. If there is some doubt, the action likely falls on the unethical side of the spectrum. It is the firm’s expectation that all employees will conduct themselves within the spirit of the Manual and the regulations and issues maintained herein.

Since our employees are respected members within the industry, it is important that their own business dealings are conducted in a responsible manner to maintain a professional image. Thus, it should go without saying that insider trading, front running, and similar activities are strictly prohibited. In addition, care should be taken when participating in other public activities.

In all dealings, good faith and good judgment must be exercised.

I. Scope

Each employee, officer and director of Ninepoint must adhere to the Code of Ethics (the “Code”) and cooperate fully in any investigations initiated by Ninepoint under this Code or by securities regulators or other competent legal authorities.

For the purposes of this Code, all references to Ninepoint clients include the managed accounts, mutual funds, hedge funds and sub-advised funds.

II. Application of the Code

Our clients are fundamentally entitled to receive fair treatment and for this to occur, the highest standards of integrity and ethical business conduct must be maintained. Moreover, this can only be achieved when the employees, officers and directors of Ninepoint consistently adhere to the highest principles of conduct in the discharge of their duties. The interests of our clients must always supersede any personal interests. Ninepoint employees, officers and directors must not take unfair advantage of their position, knowledge or relationship with clients’ portfolios, or engage in any conduct which is not in the best interests of the Ninepoint clients.

Ninepoint’s employees, officers and directors are required to comply with all laws applicable to our business operations, including securities laws under the 1940 Act (Rule 17j-1 and Rule 204A-1), prohibiting fraudulent, deceptive or manipulative act in connection with personal transactions in securities held or to be acquired by the funds that Ninepoint advises. Each has a duty to know, understand and comply with all of those laws that apply to his/her employment duties and responsibilities.

III. Employment Condition

Each Ninepoint employee who is newly hired will be provided with a copy of the Code upon commencement of employment. As a condition of employment, employees will be required to disclose all necessary information regarding investments, directorships, and outside business activities and sign the Certificate of Acknowledgement section of the Code, acknowledging that they have received a copy of the Code, fully understand its content and agree to abide by the Code in every respect.

IV. Outside Business Activities

Outside Business Activities are activities for which direct or indirect payment/compensation for services or employment (i.e. “remuneration”) is effected or expected. Approval must be obtained from the Ninepoint Board of Directors for any Outside Business Activities.

Ninepoint’s robust and impartial approval process will undertake to ensure that our employee’s Outside Business Activities:

■	do not materially impair Ninepoint’s “Duties of Care” to its clients,
■	do not involve the use of client information,
■	must be clearly seen to be outside of the business of Ninepoint, and
■	do not cause consumer confusion or reflect poorly on Ninepoint or the industry.

V. Annual Confirmation

Each year, each employee, officer and director will be asked to sign a copy of the Certificate of Acknowledgement to confirm his/her awareness of the Code and its provisions and to certify that he/she has complied with it throughout the previous year.

It is the responsibility of Ninepoint’s Designated Supervisors to administer the Code.

VI. Annual reporting

The CCO will submit an annual report to the Ninepoint Board of Directors, including any breach of the code and the action taken in each situation.

VII. Obligations to Clients

It is our policy to continue to maintain the highest standards of service for our clients. Ninepoint has a fiduciary duty to its clients to act honestly, in good faith and in the best interests of its clients, as well as to exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in the circumstances.

This standard of care extends to the service provided by all employees, officers and directors in each facet of our business operations.

VIII. Obligation to Comply with the Law

Ninepoint and its employees, officers and directors are required to comply with all laws applicable to Ninepoint’s business operations including provincial securities laws and other legal obligations governing the provision of investment advisory services.

IX. Duty to Know Applicable Securities Law

Each employee, officer and director has a duty to know, understand and comply with securities law and other legal obligations applicable to their duties and responsibilities.

X. Communications with the Media

In the course of our business activities, employees, officers or directors may be contacted by representatives of the media or interest groups to obtain information on corporate or more specific issues. In order to ensure consistency in the delivery of any such message, everyone must abide by the following rules:

To effectively track media coverage of Ninepoint personnel, please note that the Media Contact Person (Drew Williams), should be notified in advance of any interviews/appearances. This will allow us to inform the appropriate staff of upcoming interviews/appearances that may generate calls from existing and potential clients, while also ensuring that our corporate messaging is consistently delivered across all platforms.

A.           Corporate Issues

Any queries made by representatives of the media or interest groups regarding corporate issues must be directed to. In the absence of the Chief Executive Officers, or Chief Compliance Officer will act as a substitute.

B.           Specific Subjects

Any queries made by representatives of the media or interest groups regarding specific subjects such as equity markets, specific securities, or Ninepoint portfolios, should be answered by. In the absence of the Chief Executive Officers, or Chief Compliance Officer will act as a substitute.

XI. Directorships

Ninepoint employees may not serve as directors of publicly traded companies (or companies that may become publicly traded companies) without the prior approval of Ninepoint’s Board of Directors, and/or CCO. If it is determined that the directorship would be consistent with the interests of Ninepoint and not contrary to the interests of Ninepoint’s clients, the directorship may be permitted. Due to the inherent conflict of interest that such directorships present to the portfolio management decision-making process, approval will only be granted in rare circumstances.

Ninepoint employees may not serve as directors of non-profit entities without the prior approval of the Board of Directors and/or CCO. In situations where the employee is involved in making investment decisions as a board member of a non-profit entity, the portfolio involved would be subject to the pre-approval process and reporting obligations of this policy.

Employees should notify the Compliance Department when approval to serve on a board of directors has been granted. For public company board positions, trading in such companies’ securities will be prohibited for any managed account unless prior written consent is obtained from clients on an annual basis.

XII. Reporting & Certification

Upon commencement of employment with Ninepoint, all employees must provide:

■	a list of accounts in which the employee has a beneficial interest
■	a list of accounts over which the employee directs investment decisions
■	a list of accounts of family members living in the same household as the employee, and
■	a list of directorships held with public companies or other entities.

The disclosure requirements are outlined in the Appendix – Disclosure Requirement.

This information should be updated annually. The employee must certify its accuracy as well as indicating that they have read the personal trading policy and have complied with it for the preceding year. These declarations should be signed and submitted in a timely manner as required by the Compliance Department.

All employees are required to direct their broker and/or advisor to send duplicate copies of their account statements, as well as statements for accounts: 1) in which the employee is deemed to have a beneficial interest, or 2) of the family members living in the same household, to the Compliance Department for review. The CCO must have their account statements sent to an employee of the Finance department for review.

A standard letter instructing the broker to send a copy of all account statements to the Chief Compliance Officer at Ninepoint can be obtained from the Compliance Department. The Compliance Department should maintain all such information in the strictest confidence. Details of accounts and transactions should not be disclosed to any other party unless required by securities regulators or other legal authority.

XIII. Breach of Code

Any employee that becomes aware of any violation to this policy must report it to the Compliance Department and/or the Board of Directors to determine the appropriate action and/or sanction. Any breach of policy may result in the employee being disciplined by Ninepoint. Discipline will depend on the circumstances and can include, but is not limited to:

■	Oral or written warning or reprimand;
■	Profits disgorged/losses assumed;
■	Change in responsibilities or demotion;
■	Suspension from employment;
■	Termination; and/or
■	Referral to regulatory and or other law enforcement authorities.

All employees, officers and directors have a duty to report any contravention of this Code that comes to their attention, and to co-operate in any investigation relating to possible breaches of this Code. Reports of breaches of the Code should be made to the Compliance Department and/or the Board of Directors.

XIV. Review Process

The Board of Directors will review the Code at least annually to make recommendations for updating as a result of any changes in the regulations or changes in procedures. The CCO will provide a written report, at least annually, to the Board of Directors summarizing:

■	Compliance with the Code for the period under review;
■	Violations of the Code for the period under review;
■	Sanctions imposed under the Code during the period under review;
■	Changes in policies and procedures recommended for the Code; and
■	Any other information requested by the Committees.

XV. Independent Trading Review

The Compliance Department examines samples of account and portfolio transactions in securities for which the assigned portfolio managers personally have registered ownership, can exercise investment or voting control or have beneficial interest in the security. This review is done to ensure that the Compliance Department has received supporting documentation, with evidence of review and approval by another portfolio manager, for the decision to buy or sell the security of the issuer. In addition, Ninepoint has also adopted an Independent Review Committee (IRC), which became fully operational on November 1, 2007 as per NI 81-107.

XVI. Personal Trading Compliance Review

On a monthly basis, the Compliance Department will review the account statements of all employees and their family members to ensure that pre-approvals have been obtained where necessary, and that personal trades are in compliance with the policy. Any exceptions noted by the Compliance Department should be followed up immediately and their resolution should be documented in writing. A quarterly report on these reviews should be submitted to the Chief Executive Officer and Chief Compliance Officer.

On an annual basis, the Chief Compliance Officer will ensure that all the necessary annual information is submitted on a timely basis. He or she will review a sample of the annual filings and test them against the monthly information submitted directly from brokers and advisers. A report on this annual review should be submitted to the Chief Executive Officer annually.

XVII. Transition Period

Employees have 30 days from the effective date of the policy or from the first day of employment to comply. If employees, officers or directors are uncertain about any requirements or procedures in this Code, they should contact the Chief Compliance Officer.

A.	Employee Personal Trading Policy

Ninepoint Employee Personal Trading Policy is designed to ensure fair treatment of funds and their investors when access persons wish to conduct personal trades. As such, Ninepoint employees are required to put the interests of clients and the funds ahead of their own personal interests. In the area of personal trading, where conflicts may arise between Ninepoint employees and clients or the funds, Ninepoint encourages all employees to avoid the potential for conflict by having their personal investments either independently managed (mutual funds, pooled funds or individual discretionary accounts managed by Ninepoint or other third parties) or limited to exempt securities such as government debt securities. Where employees or other access persons adopt this approach, no prior approval of personal investments is required.

Where employees choose to make investment decisions for themselves or others (other than exempt securities), a pre-approval process for such investments is required. The decision to approve or deny any personal trade should be kept confidential. The amount of time spent on personal trading should be kept to a minimum and should not interfere with job responsibilities. Discretion must be used in discussing personal investments.

This policy requires that personal trades by access persons (including all employees and other accounts in which the access person has a direct or indirect pecuniary interest or directs investment decisions) be subject to an approval process, with the exception of exempt transactions. In addition, there is a reporting requirement for access persons and access persons’ family members living under the same roof. The family members, however, do not have to follow the trade approval process. -

Any breach of the personal trading policy that an access person becomes aware of should be reported immediately to the CCO. Any breach of policy may result in the employee being disciplined by Ninepoint.

B.
C.	Employee Accounts at Other Firms

Under Ninepoint Employee Personal Trading Policy, employees are not permitted to have brokerage accounts at other firms, unless you have prior authorization from the CCO.

After the receipt of a letter of approval from an authorized person at Ninepoint, the brokerage firm with which you have the account must provide the Compliance Department with copies of your transactions and monthly statements for review. Ninepoint’s trading policies with respect to these accounts apply equally to accounts with Ninepoint and external accounts.

D.
E.	Access Persons

Access persons are all employees (full time, part time, permanent and temporary) since all Ninepoint employees have or are able to obtain access to, non-public information concerning the portfolio holdings, the trading activities or the ongoing investment programs of Ninepoint client portfolios and funds.

F.	Access Persons’ Trades

The transactions covered by this policy (personal trades) are those in which the access person is deemed to have a beneficial interest or those in which the access person is directing investment or voting decisions (e.g. brokerage accounts in trust for minor children, estates for which the access person is an executor). Access persons are considered to have a beneficial interest in an account if they are in a position to receive benefits comparable to ownership benefits (through family relationship, understanding, agreement or by other arrangements) or if they have the ability to gain ownership, either immediately or at some future time. Access persons are considered to have a beneficial interest in accounts:

■	Registered in his/her name;
■	Held by his/her spouse or other family members living in the same household;
■	Held by a corporation, partnership or other entity in which he or she participates in investment or voting decisions;
■	Held in trust for him or her, or those listed above, unless (i) the trustee is someone other than a spouse or other family members living in the Ninepoint household; and (ii) the access person is not able to, directly or indirectly, exercise investment or voting control over the account; and

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■	Held by an investment club, of which he or she, or those listed above participate in the investment or voting decisions.

The above list is by no means exhaustive, as there may be other situations in which a beneficial interest can exist. If there is any uncertainty about whether a beneficial interest exists, or an employee wishes to obtain an exemption for a specific account, the CCO should be consulted.

Personal trades include, but may not be limited to:

■	transactions for the employee’s own account;
■	transactions for family accounts if the family members rely on the access person for advice;
■	corporate accounts where the employee or other access persons have a beneficial interest and trading authority or influence over investments for the account; and/or
■	any account where an access person has a power of attorney or control of the investment account (including estates and trusts).

In rare circumstances exceptions from this policy may be requested in writing to the Board of Directors or the CCO. The CCO will review the request and determine whether an exception is warranted. A report on all exceptions granted should be forwarded to the Board of Directors on a quarterly basis.

G.	Independently Managed Accounts)

In cases where an access person has his/her account managed by a discretionary money manager, written confirmation from the adviser that the access person has no influence over the investment decisions of the account should be provided on an annual basis to the CCO. If such confirmation is received by the end of January of each year, no pre-approval of investments is required for the securities in this account. The reporting obligations outlined below will still apply to such accounts.

The Compliance Department will review employee trading in Ninepoint pooled funds or other Ninepoint products on a regular basis for any unusual trading patterns.

H.
I.	Employee Personal Trading

The Ninepoint Employee Personal Trading Policy permits employees to purchase securities that the funds and managed accounts do not own and securities that the funds and managed accounts own but have not been traded by Ninepoint for the past three (3) trading days. Exceptions are subject to the discretion and approval of the co-CEOs, CCO and/or the Board of Directors. Please note that no trade can take place without prior approval by e-mail by a member of the “Trade Approval” group (an e-mail distribution group in your Microsoft Outlook (tradeapproval@ninepoint.com).

Any Ninepoint employee who is responsible for investment management functions (including but not limited to: Senior Portfolio Manager, Portfolio Manager, Associate Portfolio Manager, Investment Strategist, Research Analyst or an equivalent role, Trading team) has to follow the following guidelines for personal trading:

a)	they are allowed to purchase securities listed under “Exempt Transactions”, such as broadly based market ETFs, government bonds etc (see section below for complete list).
b)	To BUY stocks, corporate bonds, preferred shares or convertible bonds or extend a loan he/she must document:
1.	How the decision to invest was reached, including based on what information.
2.	Why the investment, either as a new position or an addition to an existing one, is not suitable for the fund(s) and/or clients managed by him/her

Note that after the purchase is approved, the investment must be held for a 30 day period, with exceptions only under exceptional circumstances.

c)	To SELL stocks, corporate bonds, preferred shares or convertible bonds:
a.	He/she must have held the position for at least 30 days

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b.	he/she is not permitted to sell or cover a security in his/her personal account until three (3) trading days after all funds and managed accounts for which he/she is responsible have sold (for a long position) or covered (for a short position) the entire holding of the same security, and the same security has not been traded by Ninepoint for the other funds and managed accounts in the past 3 trading days.
c.	above trading restriction also applies to derivative positions if the position has the same economic effect as the position in the funds and managed accounts for which the Ninepoint employee is responsible.
d.	Any request for an exception to the above policy requires a written submission to the CCO and/or co-CEO. Such request must include reasons for seeking the exception.

J.
K.	Trading Restrictions for All Accounts

All accounts will be restricted from trading securities in the following circumstances:

1.	All trades are expected to be for investment purposes; therefore, all trades are expected to be held for at least 30 days. In circumstances resulting in significant losses, approval to close out positions earlier may be sought from the Board of Directors or CCO.
2.	Any employee who identifies a new investment idea or interesting earnings report should pass it on to a member of the investment management team.
3.	All employee trade orders require written or e-mail approval by a member of Ninepoint “Trade Approval”, PRIOR to executing a trade. NO VERBAL TRADE REQUESTS ALLOWED. Approvals are good for the day only. You must obtain a new approval on the following day if you wish to complete any orders that were partially filled on the previous day. Approvals for buying and selling cryptocurrency must be obtained during regular business hours.
4.	As deemed necessary, other restrictions (including but not limited to trading prohibition on an issuer, an entire sector, etc. for any duration including an indefinite period) may be enforced at the discretion of the Trading Team, co-CEO, or CCO.
5.	The firm may restrict trading in any issuer that the funds collectively own close to 19% or greater of the issuer.
6.	There will be no limit to the number of personal trades permitted in a single day; however, excessive personal trading is strongly discouraged.
7.	Employees are prohibited from taking positions contrary to the funds’ and managed accounts’ portfolio (i.e. long vs. short or short vs. long).
8.	The use of derivatives to evade restrictions imposed by this code is strictly prohibited.
9.	Day trading, market timing or short swing trading are prohibited. Positions entered into and reversed within thirty (30) days after settlement are not allowed.
10.	Personal trade is prohibited in any security in which a Ninepoint fund/managed account i) has an open order, ii) traded in the past three (3) trading days, or iii) a security that the Head Trader at his/her discretion deems to be prohibited.
11.	Blackout Periods: it is important that employees, officers and directors not purchase or sell securities that the funds own on the last day of the month, or during any other blackout periods as Ninepoint may impose from time to time.
12.	Investing in initial public offerings, new issues or secondary offerings is strictly prohibited except in compliance with “hot issue” rules. Private placements are generally prohibited unless they are available to Ninepoint clients. Exceptions may be made for securities such as flow-through securities (tax shelters) or private placements through friends or relatives (if there is little likelihood of these companies going public) and such investments do not violate any sections of this policy. These provisions will remove any opportunity for access persons to benefit from allocations of Private Placements where there is clearly a current intention to take the issuer public at a future date. The CCO will only grant approval for a proposed personal trade if satisfied that the trade is not contrary to the best interests of the funds and that there is no material conflict of interest in the proposed personal trade.

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Exceptions may be granted in special extenuating circumstances by the co-CEO or CCO and may be referred to Ninepoint Independent Review Committee (IRC) for review and consideration. Such extenuating circumstances can include, but are not limited to, death in the family, financial hardship, divorce or bankruptcy.

The misuse of confidential information or misuse of any insider information not generally disclosed, for personal gain or for the benefit of anyone else, is prohibited and grounds for serious sanction.

In consideration of these restrictions, everyone should be mindful of the spirit of the policy. The accounts subject to this policy include the accounts of all employees, their spouses and dependent children (or trust for their benefit), any other relatives living under the same roof and accounts where any of the above has a beneficial interest (e.g. Investment Clubs). The non-access person family members, however, do not have to follow the trade approval process.

If an employee is not compliant with the policy, the Chief Compliance Officer (or a designate) must review and consider actions to be taken. Generally, a case-by-case determination will need to be made consistent with this seriousness of the situation and to determine the appropriate action.

Whether the trade would have been approved if preclearance had been requested;
Whether the trade was in actual conflict with any client trades; and
Whether there is that any pattern of noncompliant personal trading by the Access Person

L.	Exempt Transactions

The following investments are transactions that will not require pre-approval:

■	open-ended mutual funds, segregated funds guaranteed by insurance companies, pooled funds, broadly based market ETFs, government bonds;
■	guaranteed investment certificates, certificates of deposit and other deposits with financial institutions;
■	short-term debt securities maturing in less than 91 days from their date of issue;
■	physical commodities.
■	automatic dividend reinvestment plans;
■	non-voluntary acquisitions (inheritances, corporate restructurings)
■	exercise of rights or warrants from an existing holding
■	Exercise or assignment of derivatives

The above securities have been designated as exempt securities since trading in those securities by Access Persons will generally not affect the price of the securities or limit their availability to Ninepoint portfolios and because trading in those securities by Ninepoint will not provide a personal benefit to the Access Person.

M.	Prohibited Transactions

No Ninepoint employee or any immediate family members of Ninepoint employees shall attempt to take advantage of any influence they may have to obtain favorable treatment from a broker.

Prohibited transactions and activities include:

■	violating Canada’s securities laws;
■	insider trading (see section on Insider Trading);
■	contrary positions to clients (for employees with portfolio management responsibilities including but not limited to individuals holding the title of: Senior Portfolio Manager, Portfolio Manager, Associate Portfolio Manager, Investment Strategist, Research Analyst and Research Associates);
■	denied transactions;
■	communicating any non-public information concerning Ninepoint portfolios or their investment trading or strategy to anyone outside of Ninepoint;
■	inducing a client account to take, or fail to take, any action because of personal interests;

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■	using knowledge of the client’s portfolio transactions to profit by the market effect of such transactions (e.g. “front-running” or similar activities);
■	using one’s employment position in Ninepoint to obtain special treatment or investment opportunities not generally available to Ninepoint clients or the public (e.g. access to private placements due to position at Ninepoint);
■	Equities that the funds own that have been traded by Ninepoint within the past three (3) trading days;
■	a trade by an Access Person to or from one of Ninepoint’s clients

The CCO or Board of Directors may grant exceptions in special extenuating circumstances.

Other activities that are not specifically listed may still be inappropriate if they would place an employee in a position of conflict with the best interests of Ninepoint clients. If an Access Person is uncertain about whether a particular activity may be prohibited, the Compliance Department should be consulted.

N.
O.	Insider Information

Portfolio managers, trading personnel or employees that acquire information that is a “material fact” or “material change” about an issuer and that has not been generally disclosed to the public are prohibited from trading on the information or from passing the information on to others (tipping). Any employee who believes he/she is a recipient of such information is required to notify the Compliance Department immediately. Such information should not be used as the basis of a trading recommendation or decision for client accounts and personal trading until the Compliance Department has been consulted with. If deemed “material” there will be a moratorium on trading that security. Appropriate steps must also be taken as required under the Watch List/Restricted List/Media List Policy.

P.	Independent Trading Decisions

If a portfolio manager (or anyone who makes decisions about the investments of an account or fund) personally has registered ownership, can exercise investment or voting control or has a beneficial interest in a security, and wishes to buy or sell a security of the Ninepoint issuer for his/her clients’ accounts, that decision must be reviewed and confirmed by an independent person uninfluenced by any factor other than whether the proposed trade is in the best interests of the client. The decision to buy or sell the security for the client must be reported to the CCO along with supporting reasons for the decision.

Q.
R.	Pre-Approval Process

1. An employee who wishes to trade in his/her personal account will submit a personal trading request, by e-mail, to the e-mail distribution group “Trade Approval” (tradeapproval@ninepoint.com). The e-mail should contain the following information:

■	Security name,
■	Ticker,
■	Whether the trade is a buy, sale, short-sale, or cover.
■	For employees who provide investment management services (including but not limited to individuals holding the title of: Senior Portfolio Manager, Portfolio Manager, Associate Portfolio Manager, Investment Strategist, Research Analyst and Research Associates or other individuals in similar functions): an explanation of why the personal trade is not contrary to the best interest of the funds and accounts for which they are responsible.

The employee must submit his/her own request. All requests submitted by another individual on behalf of the employee will be disregarded. In addition, the e-mail request must not include other e-mail recipients (by inclusion in the “to”, “cc” or “bcc” fields) or be forwarded to other e-mail recipients not on the Ninepoint Trade approval group.

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2. The designated person(s) in the Ninepoint Trade approval group will review the following information before granting an approval or denying the request:

■	Aladdin trade history for the past three trading days,
■	Restricted security list
■	Media list, and
■	Indicative interest from Ninepoint portfolio managers to trade the same security in the Ninepoint funds and managed accounts.

The request will be approved or denied in accordance with the above Employee Personal Trading Policy.

3. The designated person(s) will respond to the request, by e-mail, informing the employee and the Trade Approval group with the decision. The decision is strictly confidential and may not be communicated to any person other than those who are a) the employee submitting the request, and b) part of the Ninepoint Trade Approval group. Should the request be denied, under no circumstances would the reason for denying the request be given to the employee. Approvals are good for the day only; the employee must submit a new trading approval request on the following day if a trade cannot be completed on the same day the request was approved.

4. Please note that the Compliance team may impose additional personal trading restrictions at any time and may reverse approval decisions that have been previously granted. Upon notification, the employee must immediately terminate all personal trading activities.

Orders for the accounts of clients of Ninepoint shall have priority over all other orders in respect of securities executed by or on behalf of Ninepoint except for any trade in a security, exchange contract, futures contract or futures contract option or activity in any account of a client of Ninepoint if such trade or activity is in compliance with the by-laws, rules or regulations of any recognized exchange, regulation services provider or quotation and trade reporting system. “Orders for the accounts of clients” shall include an order for the account of a client of Ninepoint but shall not include an order for an account in which any employee has an interest, direct or indirect, or other than and interest in a commission charged, unless no employee has discretionary authority over such account.

If an employee is not compliant with the policy, the Chief Compliance Officer (or a designate) must review and consider actions to be taken. Generally, a case-by-case determination will need to be made consistent with the seriousness of the situation and to determine the appropriate action.

For failure to obtain pre-clearance, the Chief Compliance Officer (or a designate) may consider:

■	☐ Whether the trade would have been approved if pre-clearance had been requested.
■	☐ Whether the trade was in actual conflict with any client trades; and
■	☐ Whether there is any pattern of non-compliant personal trading by the Access Person.

Other non-compliant activities may include making prohibited investments, maintaining undisclosed accounts, front-running of client orders, and market timing or late trading in mutual fund securities.

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Sanctions for non-compliance may include one or more of the following:

■	☐ Issue of a warning or reprimand.
■	☐ Requiring the Access Person to reverse the personal trade.
■	☐ Requiring the disgorgement of any profit earned (the difference between the trade price obtained by the Access Person and any proximate client trade) and paying this amount to the client account if appropriate or making a donation of the amount to a charity (with no tax deduction to the employee); and
■	☐ Suspension, demotion or dismissal of the Access Person if a violation is serious or the Access Person has habitually violated the policy determined within the framework of legal and regulatory rights that may be applicable.

B.	Watch List, Restricted List and Media List Policy
II.

An Ninepoint employee must immediately notify his/her compliance department if he/she has possession of information about a security issuer (the “Issuer”) that is or may be considered material, non-public information (“MNPI”), or wishes to discuss the investment merits of an Issuer in a media outlet.

To minimize the impact to Ninepoint and its business activity and to promote ethical behaviour, provided that the proper information barrier has been established, Ninepoint will maintain its Watch, Restricted and Media Lists in accordance with the policy set out herein.

Definition of Watch, Restricted and Media Lists

A.	Watch List: a list of Issuers for which certain Ninepoint employees may receive MNPI in the near future, currently have possession of MNPI (for a limited number of individuals) or Ninepoint is considering a possible transaction.
●	Provided that the knowledge of potentially receiving MNPI or possibly entering into a transaction is restricted to certain employees, only the knowledgeable employees are prohibited from trading all securities of the Issuer for his/her personal account and client accounts/investment funds for which the employee provides investment advice. However, the Compliance and/or Trading teams reserve the discretion to place an issuer to the Restricted List instead of the Media List when deemed necessary.
●	All other employees in Ninepoint are not restricted from trading; however their personal/client/fund trading activities in the Issuer will be closely monitored for any possible misappropriation of MNPI/transaction information and violation of this policy.
●	The Watch List will be maintained by the compliance department. The content of the Watch List is strictly confidential and may not be distributed to any third party OR any employee except to the compliance department and certain designated individuals.
●	An Issuer is added to the Watch List when: a) a Ninepoint employee may receive or has possession of MNPI about the issuer; b) Ninepoint is considering a possible transaction.
●	An Issuer is removed from the Watch List when: a) the Ninepoint employees have terminated all discussions with no possibility of transaction and no MNPI was received during the course of discussions; b) all MNPI have been publicly disseminated; or c) Ninepoint has agreed to engage in the transaction and the Issuer has been transferred to the Restricted List.

B.	Restricted List: a list of Issuers for which Ninepoint has received MNPI or agreed to engage in a transaction.
●	All Ninepoint employees are prohibited from trading all securities of the Issuer for his/her personal account and client accounts/investment funds for which the employee provides investment advice.
●	The contents of the Restricted List is strictly confidential and may not be distributed to any third party OR any employee in any other Ninepoint Entities.
●	An Issuer is added to the Restricted List when Ninepoint has possession of MNPI or agreed to proceed with a transaction with the Issuer.

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●	An Issuer is removed from the Restricted List when: a) the transaction is closed in a Ninepoint or a related Ninepoint entity brokered transaction; b) the transaction is announced in a third-party brokered transaction and Ninepoint does not have possession of MNPI which are not yet made public by the announcement; or c) the transaction is terminated and all MNPI received have been publicly disseminated.

C.	Media List: a list of Issuers for which a Ninepoint employee will publish research or provide verbal or written commentary on the investment merits on an Issuer. Employees must be particularly mindful and refrain from recommending issuers in which the Ninepoint funds, managed accounts, or the Ninepoint employee’s personal accounts have recently traded or intend to trade the securities of the issuers in the near future.
●	All Ninepoint employees are prohibited from trading all securities of the Issuer for his/her personal account and client accounts/investment funds for which the employee provides investment advice.
●	The contents of the Media List is strictly confidential and may not be distributed to any third party OR any employee in other Ninepoint Entities.
●	An Issuer is added to the Media List when the Ninepoint employee decides to discuss the investment merits of an Issuer (this could happen well before the publication date).
●	An Issuer is removed from the Media List at the end of the third business day after the publication of the research or commentary.

The CCO may impose additional restrictions (including but not limited to: extension of restriction period, restriction on trading in the securities of other Issuers, restriction on trading in the securities of a sector, etc.) to an employee, a department, or an entity as required. The CCO may also impose trading restrictions based on the contents of the Restricted/Watch/Media Lists of other Ninepoint Entities, if any, when deemed appropriate.

Definition of “Material, Non-Public Information”

Information is considered to be material if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or if the information is reasonably certain to have a substantial effect on the price of the security. Examples of material information include information:

■	regarding significant acquisitions, divestitures or business combinations;
■	regarding potential private placement or secondary offering transactions;
■	affecting financial results of an issuer, including significant changes in earnings or earnings projections;
■	regarding significant changes in directors or senior management;
■	regarding the issuer’s securities (e.g., stock splits); and
■	about new products or discoveries or developments regarding customers or suppliers.

Information about an issuer is generally non-public until it has been communicated to the market place. For example, information is considered to have been communicated to the market place if the information is accessible in a public court docket or is contained in a report filed on the SEC’s EDGAR/CSA’s SEDAR systems or if the information appears in the Bloomberg or in the Wall Street Journal.

A.	Use of Information Barrier

To prevent the unauthorized transmission of MNPI or information relating to potential transaction, each entity must establish adequate physical and technological information barrier to safeguard the MNPI.

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Failure to establish and maintain the information barrier would result in 1) all employees (personal trading and client/fund trading) being subject to trading restrictions regardless of which Ninepoint Entity having possession of MNPI or carrying out the transactions, and 2) all Ninepoint Entities having to meet the most stringent securities ownership thresholds and reporting requirements.

Physical Information Barrier

■	Lock all doors that separate the departments and employees with MNPI from other departments and employees who do not have access to MNPI.
■	Assign access to office area to each employee’s key card based on employee’s function.
■	Only those employees with a “need-to-know” should be invited to meetings in which MNPI will be discussed; these employees will immediately become subject to trading restriction under the Watch List and Restricted List section as appropriate.

Technological Information Barrier

■	Create login credential to computer workstations, e-mail and investment systems.
■	Assign access to network folders based on the employee’s function.
■	Password-protect the Watch/Restricted/Media List files and places all documents that contain MNPI in a secure location.
■	Compliance department will review all e-mail correspondence to detect the receipt of MNPI/transaction information and misuse of this information.

B.	Annual Training and Attestation

Employees are reminded about their obligation to conduct their activities in a fair and ethical manner, in full compliance with all laws, regulations, and Ninepoint code of ethics and policies and procedures. Employees must review the policy and any updates to the policy as soon as they become available and acknowledge their understanding and adherence by providing a sign-off at least annually. Employees must diligently safeguard all information (whether it is MNPI or not) in their possession to prevent the inappropriate sharing of such information. Failure to comply with the above policy will result in disciplinary action as appropriate.

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Appendix H1

GIFTS AND BUSINESS ENTERTAINMENT POLICY

I.             Gifts and Business Entertainment Policy. In order to address conflicts of interest that may arise when a Covered Person accepts or gives a gift, favor, special accommodation, or other items of value, the Adviser places restrictions on gifts and certain types of business entertainment. Set forth below is the Adviser’s policy relating to gifts and business entertainment:

Gifts

●             General - No Covered Person may give or receive any gift, service, or other item of more than de minimis value, to or from any person or entity that does business with or potentially could conduct business with or on behalf of the Adviser. No Covered Person may give or offer any gift of more than de minimis value to existing investors, prospective investors, or any entity that does business with or potentially could conduct business with or on behalf of the Adviser without the prior written approval of the Chief Compliance Officer.

●             Solicited Gifts - No Covered Person may use his or her position with the Adviser to obtain anything of value from a client, supplier, person to whom the Covered Person refers business, or any other entity with which the Adviser does business.

●             Cash Gifts - No Covered Person may give or accept cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or potentially could conduct business with or on behalf of the Adviser.

Business Entertainment

●             General – Covered Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

●             Extravagant Entertainment - No Covered Person may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or potentially could do business with or on behalf of the Adviser.

Reporting

●             Gifts - Each Covered Person must report any gifts given or received in excess of de minimis value received in connection with the Covered Person’s employment to the Chief Compliance Officer. The Chief Compliance Officer may require that any such gift be returned to the provider or that an expense be repaid by the Covered Person.

●             Business Entertainment – Each Covered Person must report any event likely to be viewed as so frequent or of such high value as to raise a question of impropriety. Any such event must be approved by the Chief Compliance Officer.

Recordkeeping. The Chief Compliance Officer will maintain records of any gifts and/or business entertainment events so reported.

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APPENDIX H2

POLICIES AND PROCEDURES RELATING TO POLITICAL CONTRIBUTIONS

AND PAYMENTS TO THIRD PARTY SOLICITORS

I.             Statement of Policy

To the extent the Adviser provides or seeks to provide investment advisory services to a government entity,1 the Adviser will take the measures described herein to seek to ensure that contributions to an official of such government entity and payments to any third party who is engaged to solicit advisory business from such government entity are not made with the purpose of influencing the award of an advisory contract or the decision to invest in a covered investment pool managed by the Adviser. All italicized terms used in these procedures are defined in Section III, “Definitions”.

In this regard, the Adviser has adopted policies and procedures in order to comply with Rule 206(4)-5 under the Advisers Act (the “Rule”).2 The Rule, with certain exceptions, prohibits the Adviser from:

(i) receiving compensation for providing investment advisory services to a government entity, directly or indirectly, for two years after the Adviser or any of its covered associates makes a contribution to an official of such government entity;

(ii) coordinating, or soliciting any person or political action committee to make, (a) contributions to an official of a government entity to which the Adviser is providing or seeking to provide advisory services or (b) payments to a political party of a state or locality where the Adviser is providing or seeking to provide advisory services to a government entity; and

(iii) making or agreeing to make payments to third parties to solicit advisory business from a government entity on behalf of the Adviser unless such third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions regarding contributions to officials of government entities as the Adviser.

The Rule applies only to the extent that the Adviser provides or seeks to provide investment advisory services to a government entity, either directly or through a government entity’s investment in a covered investment pool managed by the Adviser.

II.            Procedures

These procedures seek to ensure that neither the Adviser nor any of its covered associates makes or has made a contribution in violation of the restrictions on political contributions that the Adviser has adopted herein. In addition, these procedures prohibit the Adviser from paying or entering into an agreement to pay a third party solicit advisory business from a government entity on its behalf unless such third party has affirmed its status as a regulated person.

1 The Adviser will be deemed to be seeking to provide investment advisory services to a government entity when it responds to a request for proposal, communicates with the government entity regarding the entity’s formal selection process for investment advisers or engages in some other solicitation of the government entity for the purpose of providing advisory services to such government entity, either directly or through a government entity’s investment in a covered investment pool managed by the Adviser.

2 The Adviser may have additional responsibilities under the code of conduct of a government program or plan it manages and/or the laws of the state or city in which such program or plan is located. (See, for example, the Code of Conduct of the New York State and Local Employees’ Retirement System, the New York State and Local Police and Fire Retirement System and the New York State Common Retirement Fund at www.osc.state.ny.us/pension/codeofconduct.pdf.)

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A.            Political Contributions

(i)             (a)             Preclearance of Political Contributions: The Adviser and each covered associate must obtain the prior written approval of the Chief Compliance Officer before making a contribution to any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for state or local office, including any such person who is running for federal office (a “Candidate”).

(b)             Certain De Minimis Contributions: As a matter of policy, the Chief Compliance Officer expects to approve a contribution by a covered associate per election of up to $350 in the case of a contribution to an official for whom such covered associate is entitled to vote and up to $150 in the case of a contribution to an official for whom such covered associate is not entitled to vote, provided that the Chief Compliance Officer concludes that such contribution is not made with the purpose of influencing the award of an advisory contract or the decision to invest in a fund managed by the Adviser and is not likely to have the effect of influencing the award of an advisory contract or the decision to invest in a fund managed by the Adviser. Notwithstanding the foregoing, the Chief Compliance Officer will not approve any contribution that would result in serious adverse consequences to the Adviser under the Rule.

(ii)           Preclearance of Coordination and Solicitation of Contributions and Payments: The Adviser and each covered associate must obtain the prior written approval of the Chief Compliance Officer prior to coordinating or soliciting any person or political action committee to make (a) a contribution to a Candidate, or (b) a payment to a political party of a state or locality. In this regard, the Adviser and each covered associate must obtain the prior written approval of the Chief Compliance Officer prior to consenting to the use of its name on any fundraising literature for a Candidate or sponsoring a meeting or conference which features a Candidate as an attendee or guest speaker and which involves fundraising for such person.

(iii)          Preclearance of Contributions to Political Action Committees and State and Local Political Parties: The Adviser and each covered associate must obtain the prior written approval of the Chief Compliance Officer prior to making any contribution to a political action committee or a state or local political party. The Chief Compliance Officer will inquire as to how the contribution will be used in order to determine whether the political action committee or political party is closely associated with an official of a government entity. In the event the Chief Compliance Officer determines that the political action committee or political party is closely associated with an official of a government entity, the Chief Compliance Officer will make a determination as to whether to permit the Adviser or the covered associate to make a contribution to such political action committee or political party. As a matter of policy, the Chief Compliance Officer expects to approve a contribution by a covered associate to a political action committee or a state or local political party if the contribution is not more than $350 or $150, as applicable.

(iv)          Special Disclosure Prior to Hire, Promotion or Transfer: Prior to the hiring, promotion or transfer of a person that would result in such person serving as a covered associate of the Adviser, such person will be required to disclose, as a condition of the hiring, promotion or transfer, all of the contributions and payments made by such person to Candidates, political action committees and state and local political parties within the preceding two years (if the person will solicit clients for the Adviser) or six months (if the person will not solicit clients for the Adviser). To the extent the Adviser is aware that the person has made a contribution or payment in violation of these procedures, the Adviser will make a determination as to whether to hire, promote or transfer such person to serve as a covered associate.

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(v)           Exception for Certain Returned Contributions:3 The prohibition of the Rule (on receiving compensation for providing advisory services to a government entity for two years after the Adviser or a covered associate has made a contribution to an official of such government entity) will not apply in certain instances where the triggering contribution is returned. In the event the Chief Compliance Officer discovers that a covered associate has made a contribution in violation of these procedures, the Chief Compliance Officer will make a determination as to whether it will require the covered associate to seek to obtain a return of the contribution. In the event the Chief Compliance Officer determines that it is necessary to require the covered associate to seek to obtain a return of the contribution, it will, within four months after the date of the contribution and 60 days after discovering the contribution, take all available steps to cause the contributing covered associate to seek to obtain a return of such contribution and will take such other remedial or preventive measures that it determines are appropriate under the circumstances. The Adviser’s reliance on this exception for returned contributions is limited to no more than two times per a 12-month period and no more than once for each covered associate, regardless of the time period.

(vi)          Indirect Violations: Neither the Adviser nor any of its covered associates may do anything indirectly that would result in a violation of these procedures.

(vii)         Reporting of Political Contributions and Payments: In the event that the Adviser or a covered associate makes a direct or indirect contribution or payment to a Candidate, a political action committee or a political party of a state or political subdivision thereof, the Chief Compliance Officer and/or Chief Financial Officer (on behalf of the Adviser) or such covered associate, as applicable, must submit a written report to the Chief Compliance Officer as soon as possible, and in no event later than 30 days after the date such contribution or payment was made, disclosing the amount and date of such contribution or payment and the name and title of the recipient.

(viii)        Recordkeeping: The Chief Compliance Officer will compile and keep a list of (a) the names, titles and business and residence addresses of all covered associates of the Adviser, (b) all government entities to which the Adviser provides or has provided investment advisory services, or which are or where investors in any covered investment pool to which the Adviser provides or has provided investment advisory services, as applicable, in the past five years4, and (c) all direct or indirect contributions made by the Adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or a political action committee. The records described in (c) above will be listed in chronological order and will indicate (1) the name and title of each contributor, (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (3) the amounts and date of each contribution or payment, and (4) whether any such contribution was the subject of the exception for certain returned contributions.

With respect to any covered investment pool that is a registered investment company in which a government entity may invest through an omnibus account (each, a “registered covered investment pool”), the Adviser may make and keep, as an alternative to the records described above, a list or other record that includes: (a) each government entity that invests in a registered covered investment pool, where the account of such government entity can reasonably be identified as being held in the name of or for the benefit of the government entity on the records of the registered covered investment pool or its transfer agent; (b) each government entity, the account of which was identified as that of a government entity – at or around the time of the initial investment – to the Adviser or one of its client servicing employees, regulated persons or covered associates; (c) each government entity that sponsors or establishes a 529 Plan and has selected a specific registered covered investment pool as an option to be offered by such 529 Plan; (d) each government entity that has been solicited to invest in a registered covered investment pool either (1) by a covered associate or regulated person of the Adviser; or (2) by an intermediary or affiliate of the registered covered investment pool if a covered associate, regulated person or client servicing employee of the Adviser participated in or was involved in such solicitation, regardless of whether such government entity invested in the registered covered investment pool; and (e) a list of each government entity to which the Adviser markets, whether successfully or not.

[3]	In addition to the limited exceptions for certain returned contributions provided for in Rule 206(4)-5(a)(3), the SEC has the authority to grant and in very limited circumstances has granted exemptions from the prohibitions set forth in Rule 206(4)-5(a)(1). See In the Matter of Davidson Kempner Capital Mgmt. LLC, Release No. IA-3715/603-00215 (Nov. 13, 2013); see also In the Matter of T. Rowe Price Assoc., Inc. and T. Rowe Price Intl. Ltd., Release No. IA-4058/803-00224 (Apr. 8, 2015); In the Matter of Crestview Advisors, L.L.C., Release No. IA-3997 (Jan. 14, 2015); In the Matter of Ares Real Estate Mgmt. Holdings, LLC, Release No. IA-3969/803-00221 (Nov. 18, 2014).

[4]	Note that if the Adviser provides advice to a registered investment company that is a covered investment pool, then the Adviser must comply with the recordkeeping requirements with respect to such registered investment company.

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The Adviser may select one or more employees to be responsible for maintaining this alternative set of records. The Adviser may wish to consider (a) amending each relevant existing intermediary agreement with respect to each registered covered investment pool; (b) revising any relevant form of intermediary agreement; and/or (c) drafting or revising any new intermediary agreement contemplated with respect to a registered covered investment pool, so that the intermediary is required to: (1) confirm to the registered covered investment pool or the Adviser whether any beneficial owner of the registered covered investment pool’s securities holding such securities through the intermediary is a government entity; and (2) if any such owner is a government entity, provide such information to the registered covered investment pool or the Adviser as is necessary for the registered covered investment pool and the Adviser to comply with Rule 206(4)-5.

B.           Payments to Third Parties to Solicit Advisory Business from Government Entities

(i)           Review and Approval of Third Party Solicitation Agreements: The Chief Compliance Officer will review and approve each third party solicitation agreement or arrangement prior to the Adviser entering into such agreement or arrangement.

(ii)           Required Disclosure by Regulated Persons: Prior to the Adviser providing or agreeing to provide payment to a third party to solicit advisory business from a government entity on its behalf, the Chief Compliance Officer will require the third party to provide, as a condition to the Adviser engaging such third party, a written representation regarding its status as a regulated person. In addition, the Chief Compliance Officer will take any additional measures it deems necessary to verify such third party’s status as a regulated person.

(iii)          Ongoing Review of Regulated Person Status: In the event the Adviser provides or agrees to provide payment to a third party to solicit advisory business from a government entity, the Adviser will require such third party to provide the Adviser with satisfactory representations that the third party meets and will continue to meet the definition of a regulated person as of such date or will obtain such other evidence as the Adviser deems satisfactory to verify such third party’s status as a regulated person as of such date.

(iv)          Recordkeeping: The Adviser will keep a list of the name and business address of each regulated person to whom the Adviser provides or agrees to provide, on or after a date to be specified by the SEC, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

C.           Sub-Advisory Arrangements

(i)           Serving as Sub-adviser: In the event the Adviser enters into an agreement or other arrangement with a third party whereby the Adviser will serve as a sub-adviser to an account or a covered investment pool managed by such third party, the Chief Compliance Officer will obtain all necessary information from the third party in order to determine whether a government entity invests in such account or covered investment pool. In the event a government entity does invest in such account or covered investment pool, the Chief Compliance Officer will take appropriate measures with respect to such government entity in order to ensure compliance with these procedures. In addition, the Chief Compliance Officer will use reasonable efforts to require the third party to obtain the prior written approval of the Adviser prior to admitting a government entity as an investor in a covered investment pool to which the Adviser is providing sub-advisory services.

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(ii)          Hiring of Sub-adviser: In the event the Adviser hires a third party to serve as a sub-adviser to an account or a covered investment pool in which a government entity invests, the Chief Compliance Officer will require such third party to disclose whether it or any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule. In addition, the Chief Compliance Officer will require the third party to verify on an ongoing basis that neither the third party nor any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule.

III.          Definitions

“Contributions” means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

“Covered associates” means (i) the Adviser’s general partners, managing members, executive officers and other individuals with a similar status or function; (ii) the Adviser’s employees who solicit a government entity for the Adviser and persons who supervise, directly or indirectly, such employees; and (iii) any political action committee controlled by the Adviser or by any person described in (i) or (ii) above. An “executive officer” of the Adviser means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of the Adviser who performs a policy-making function or any other person who performs similar policy-making functions for the Adviser.

“Covered Investment Pool” means (i) an investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program of a government entity or (ii) any company that would be an investment company under section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either Section 3(c)(1), Section 3(c)(7) or Section 3(c)(11) of that Act.

“Government entity” means any state or political subdivision of a state, including (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Adviser by the government entity or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of the Adviser by the government entity.

“Payments” means gifts, subscriptions, loans, advances or deposits of money or anything of value.

“Regulated person” means

(i) an investment adviser registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity, (A) made a contribution to an official of that government entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or political action committee to make any contribution to an official of a government entity to which the Adviser is providing or seeking to provide investment advisory services or payment to a political party of a state or locality where the Adviser is providing or seeking to provide investment advisory services;

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(ii) a “broker”, as defined in Section 3(a)(4) of the Securities Exchange Act of 1934, or a “dealer”, as defined in Section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under Section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such rules are consistent with the objectives of such Rule; or

(iii) a “municipal advisor” registered with the SEC under Section 15B of the Exchange Act and subject to the rules of the Municipal Securities Rulemaking Board, provided that (A) such rules prohibit municipal advisors from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on municipal advisors than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such rules are consistent with the objectives of such Rule.

“Solicit” means (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, the Adviser, and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

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APPENDIX H3

Policy and Procedures for Reporting of Possible Misconduct

Statement of Policy

The Adviser strives to maintain an environment that encourages compliance with securities laws and internal reporting of any possible violation thereof. The Adviser will not under any circumstances prohibit an employee from reporting a possible securities law violation in connection with the Adviser’s business or operations (referred to herein as “Misconduct”). Each employee is encouraged to immediately report any possible Misconduct that the employee believes has occurred, is ongoing or is about to occur in accordance with these procedures. The Adviser has established the following procedures (commonly referred to as “whistleblower procedures”) for the receipt of, and response to, such reports. In addition, an employee may at any time report any Misconduct to the SEC or any other applicable governmental agency.

Procedures

Making a Report

Any employee who believes that possible Misconduct by one or more employees or other representatives of the Adviser has occurred, is ongoing or is about to occur, is encouraged to bring the concern to the attention of the Chief Compliance Officer (the “Contact Person”). A report of possible Misconduct (each, a “Report”) may be made orally or in writing.

Upon receiving a Report, the Contact Person will review the information and consider all appropriate actions to address the Report, which may include involving the Chief Compliance Officer, internal or outside counsel, accounting firms or other personnel or third parties. The Contact Person may determine, in his or her discretion, whether or not it is appropriate to investigate the issues raised in the Report and, if so, the course of any investigation.

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APPENDIX H4

This is a basic FCPA procedure for an SEC registered investment adviser. This procedure assumes that the adviser is not an “issuer” (i.e., it does not have a class of securities registered under the Securities Exchange Act of 1934), and is not an affiliate or subsidiary of an issuer.

FOREIGN CORRUPT PRACTICES ACT POLICY AND PROCEDURES

POLICY STATEMENT

The Foreign Corrupt Practices Act of 1997, as amended (“FCPA”), is a U.S. criminal statute that prohibits improper payment to, or other improper transactions with, foreign government officials to influence performance of official duties. More specifically, the FCPA prohibits offering to pay, paying, promising to pay, or authorizing the payment, directly or indirectly through a third party, of money or “anything of value” to any “foreign official” in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business.

The Adviser is committed to complying with applicable provisions of the FCPA [and all other equivalent anti-corruption and/or anti-bribery legislation applicable to the Adviser]. Failure to comply with this Policy may lead to disciplinary action, including dismissal, demotion or reprimand and other serious consequences, including possible criminal penalties.

Risk assessment

In order to develop, implement and maintain reasonable procedures to prevent violations of the FCPA, the Adviser shall assess and evaluate the circumstances that may increase the exposure of the Adviser and it’s Covered Persons (as defined below) to potential FCPA liability. In this regard, the Chief Compliance Officer will conduct the FCPA risk assessment contained in Appendix A5 to the Adviser’s Compliance Manual.] The risk assessment will consider the Adviser’s affiliates outside the U.S. (if any), government interactions and geographic risks. The assessment will also address the nature and extent of transactions with foreign governments, including payments to foreign officials; use of third parties; involvement in joint ventures or portfolio investment outside of the U.S.; gifts, travel and entertainment expenses; charitable or political donations; and facilitating and expediting payments. These procedures are intended to be designed and implemented, as appropriate, to address the risks identified through the risk assessment, and the effectiveness of this policy will be regularly tested or otherwise monitored, and revised as necessary.

SCOPE of the fcpa and this policy

The FCPA applies to U.S. entities and persons and their officers, directors and employees, regardless of nationality. Non-U.S. persons are also subject to the FCPA to the extent they carry out any part of any prohibited activity in or from in the U.S.

Business and client-related investment activities of the Adviser that may raise issues under the FCPA include:

o	raising funds or capital or seeking investment management clients outside the U.S. (including from foreign government or state-owned investment entities or sovereign wealth funds);

o	acquisition of a significant or controlling interest in a non-U.S. company;

o	investment in an entity or joint venture owned or partially owned by a foreign government; and

H4-1

o	use of consultants, agents, or other third parties in soliciting non-U.S. investors or clients or in seeking or making non-U.S. investments.

This Policy applies to the Adviser and to all of the Adviser’s Supervised Persons (collectively, “Covered Persons”). For purposes of this Policy, the term “Adviser” refers to the Adviser and all of its control affiliates and any subsidiaries.

Definitions

Foreign Official means any officer or employee of a foreign government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality, or for or on behalf of any such public international organization. The definition of Foreign Official should be interpreted broadly, and also includes:

o	officials in the executive, legislative or judicial branches of a foreign government whether at federal (national), state or local level;

o	employees and officers of state-owned, state-controlled, or state-operated enterprises;

o	employees and officers of foreign-government controlled funds, such as pension funds or sovereign-wealth funds;

o	political parties, political party officials and candidates for political office; and

o	employees of public international organizations (e.g., the World Bank, IMF and EU)

Payment of Anything of Value includes paying, offering to pay or promising to pay money or anything of value, including but not limited to cash, gifts, entertainment or travel-related expenses. Additional examples of the types of payments that may be considered payments of value that can violate the FCPA include:

o	in-kind contributions;

o	investment opportunities;

o	subcontracts;

o	positions in joint ventures;

o	favorable contracts;

o	consulting fees;

o	business opportunities;

o	political contributions; and

o	charitable donations and sponsorships.

H4-2

POLICIES AND PROCEDURES

Prohibition

Covered Persons are prohibited from making to a Foreign Official a Payment of Anything of Value with the intent to induce the recipient to misuse his or her official position, to obtain any improper advantage or to direct business wrongfully to the Adviser or any other person (a “Prohibited Payment”). Covered Persons are also prohibited from making any Prohibited Payment to a family member, charitable organization of choice, political campaign, political party or political organization of a Foreign Official.

Pre-Clearance

NOTE: This policy includes two preclearance alternatives: (i) preclearance of any payment of anything of value to a Foreign Official, regardless of whether the proposed payment raises a FCPA issue; and (ii) pre-clearance of certain types of activities and transactions that are determined to be of higher risk based on the Adviser’s business, but not necessarily pre-approval of specific payments. An Adviser selecting the first alternative should ensure that it has adequate resources to effectively pre-clear all payments.

Alternative One

Each Covered Person will obtain written approval from the Chief Compliance Officer prior to making any payment to a Foreign Official, his or her family member, charitable organization of choice, political campaign, political party or political organization. It is important to remember that pre-clearance must be obtained prior to the offer or promise of any payment and without regard to the purpose or motivation behind the giving of such payment.

Alternative Two

Each Covered Person will obtain written approval from the Compliance Office prior to:

•	entering into an arrangement on behalf of the Adviser or any of its clients with a Third Party Intermediary (as defined below) who will act as placement agent or otherwise assist in the solicitation of investors or clients outside the U.S.;

•	entering into a transaction on behalf of the Adviser or any of its clients for the acquisition of a significant or controlling interest in a non-U.S. company;

•	entering into a joint venture on behalf of the Advisor or any of its clients to be owned or to be partially owned by a foreign government or Foreign Official;

•	giving a gift of more than a de minimis value to a Foreign Official; and

•	NOTE: add other items (including approval of certain types of payments, if appropriate) based on particular risks associated with the Adviser’s business

Any payment or transaction that receives pre-clearance will not be considered a Prohibited Payment for purposes of this Policy.

Permissible Payments

The FCPA permits certain small “facilitating” or “expediting” payments to Foreign Officials to ensure that they perform routine, nondiscretionary governmental duties (e.g. expediting permits, licenses, or other official documents; processing governmental papers, such as visas and work orders; providing police protection, mail pick-up and delivery; providing phone service, power and water supply, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country). The FCPA also permits payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. Facilitating or expediting payments will not be considered Prohibited Payments under this Policy.

H4-3

THIRD PARTY INTERMEDIARIES

From time to time the Adviser may enter into arrangements with third party intermediaries such as brokers, promoters, finders, agents (including placement agents), consultants, lobbyists, advisors, business partners or other intermediaries that provide the Adviser with assistance related to the procurement of foreign investors or assistance related to foreign investments to be made by the Adviser’s clients. Because of the risk that third parties may seek to secure business for the Adviser through violations of the FCPA or other applicable laws and subject the Adviser to liability, a third party intermediary [who it is anticipated may interact with Foreign Officials] should not be retained to provide services to the Adviser or any client of the Adviser unless:

•	due diligence has been conducted into the transaction or arrangement and the business reputation and integrity of the Third Party Intermediary (including an assessment of the business qualifications and reputation of the Third Party Intermediary, business rationale for why the payment is being made and why the Third Party Intermediary is included in the transaction, as well as whether the Third Party Intermediary has professional or personal ties to a foreign government);

•	the Third Party Intermediary, any Third Party Intermediary considered high risk is retained pursuant to a written agreement that is approved by the Chief Compliance Officer; and

•	the agreement includes appropriate covenants, representations or provisions, including any or all of the following:

o	the Third Party Intermediary has reviewed and will comply with the FCPA and any local applicable laws related to anti-corruption;

o	the Third Party Intermediary has adopted and implemented a policy designed to comply with the FCPA and all other applicable equivalent anti-corruption and/or bribery laws:

o	the Adviser has the ability to terminate the arrangement as a result of any breach of the FCPA or any other anti-corruption laws.

Due diligence1 of Third Party Intermediaries will be documented in writing and reasonably designed under the circumstances to identify the existence of warning signs or “red flags” which may warrant further investigation. Examples of red flags include:

•	The Third Party Intermediary is located in a country with a reputation for government corruption;

•	The Third Party Intermediary has the potential to interact with Foreign Officials;

[1]	The Adviser should identify the person or persons within the firm (or identify outside resources) most appropriate to conduct the due diligence of Third Party Intermediaries.

H4-4

•	The country in which the activity will take place or investment will be made has a reputation for corruption;

•	Requests by the Third Party Intermediary for unusual method or amount of payment;

•	The Third Party Intermediary’s commission or fee exceeds customary levels;

•	The qualifications of the Third Party Intermediary don’t appear to relate to the nature of the transaction contemplated;

•	A Foreign Official has indicated that the Third Party is required to complete the transaction;

•	The Third Party Intermediary objects to FCPA representations or other contractual safeguards; and

•	The Third party Intermediary requires that his or her identity, or if the third party is a company, the identity of the company’s owners, principals or employees, not be disclosed or requires a lack of transparency in the transactions.

Red Flags will be reviewed by the Chief Compliance Officer or other appropriate personnel as part of the due diligence process.

SEEKING GUIDANCE

Compliance with this Policy is mandatory and is the responsibility of each Covered Person. Accordingly, all Covered Persons are expected to familiarize themselves with the policies and procedures above and to seek advice from the Chief Compliance Officer if any questions arise. Any suspected misconduct or payments should be reported immediately to the Chief Compliance Officer.

ANTI-CORRUPTION TRAINING

Covered Persons will be required to attend periodic mandatory training sessions in order to learn about the FCPA and any developments in the regulatory environment.

RECORD-KEEPING

The Adviser shall maintain records relating to this Policy, including:

o	results of the Risk Assessment

o	copies of all pre-clearance approvals of the Chief Compliance Officer, records of violations of this Policy and actions taken as a result of those violations, and other memoranda relating to the administration of this Policy;

o	any modifications to this policy;

o	attendance of and material related to any training sessions

o	copies of written agreements with Third Party Intermediaries and any approval by the Chief Compliance Officer;

o	description of red flags, any analysis of those red flags and ultimate determinations.

H4-5

FOREIGN CORRUPT PRACTICES ACT POLICY AND PROCEDURES

ACKNOWLEDGEMENT

●           I hereby acknowledge receipt of the identify Adviser Foreign Corrupt Practices Act Policy and Procedures and certify that I have read and understand the Procedures and agree to abide by them.

Date:
Signature

APPENDIX I

SAFEGUARDING OF CLIENT ASSETS POLICY AND REVIEW PROCEDURES

I.             STATEMENT OF POLICY

To the extent it has custody of client funds or securities (“client assets”), the Adviser is committed to maintaining controls that are reasonably designed to protect client assets from being lost, misused or misappropriated and complying with the requirements of Rule 206(4)-2.

II.            Procedures to comply with rule 206(4)-2

Custody Determination

i.             The Chief Compliance Officer or his or her delegatee, in consultation with appropriate personnel of the Adviser, will monitor client arrangements periodically to determine whether the Adviser has custody of client assets.

Qualified Custodian

ii.             With respect to those clients for which the Adviser has custody of client assets, the Chief Compliance Officer or his or her delegatee will confirm periodically that such client assets are maintained with a qualified custodian. The following client assets are not required to be maintained with a qualified custodian:

(a)           shares of an open-end investment company as defined in Section 5(a)(1) of the Investment Company Act of 1940 (a mutual fund);1 or

(b)          certain “privately offered securities”2.

Quarterly Account Statements; Annual Audit Provision

iii.            In order to form a reasonable belief, after due inquiry, that the qualified custodian has sent quarterly statements identifying the amount of funds and each security and reflecting all transactions in the relevant client account during the quarter, including the deduction of fees, to those clients for which the Adviser has custody of client assets, the Chief Compliance Officer or his or her delegatee will a) obtain a copy of the quarterly statements delivered by the qualified custodian to the client, or b)obtain a certification from the qualified custodian that the quarterly statements were delivered by the qualified custodian to the clients identified in the certification.

(a)           If the Adviser elects to send quarterly statements directly to clients in addition to those sent by the qualified custodian, the Chief Compliance Officer or his or her delegatee will ensure that the Adviser includes a legend or other disclosure when notifying clients upon opening a custodial account, following any changes to the information required in that notification and in any subsequent quarterly account statements delivered to clients. The legend must urge clients to compare quarterly statements they receive from the custodian with those received from the Adviser.

[1]	Rule 206(4)-2(b)(1) provides that, with respect to shares of an open-end investment company as defined in section 5(a)(1) of the Investment Company Act (e.g., the registered fund), the company’s transfer agent may be used in lieu of a qualified custodian for purposes of complying with the rule.

[2]	Rule 206(4)-2 defines privately offered securities as securities that are: (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering; (ii) uncertificated and ownership thereof is recorded only on the books of the issuer or its transfer agent in the name of the client; and (iii) transferable only with the prior consent of the issuer or the holders of the outstanding securities of the issuer.

iv.           If the client is a Pool3, the Chief Compliance Officer or his or her delegatee will ensure annually that the Pool provided audited financial statements in accordance with U.S. Generally Accepted Accounting Principles to its investors prepared in accordance with generally accepted accounting principles and delivered within 120 days after the end of the Pool’s fiscal year (the “Annual Audit Provision”).

(a)           The Chief Compliance Officer or his or her delegatee should ensure that the independent public accountant retained to perform the annual audit is registered with, and subject to regular inspection by, the Public Company Accounting Oversight Board (“PCAOB-Registered”) as of the commencement of the professional engagement period, and as of each calendar year-end, in accordance with its rules. For example, the Adviser may seek to obtain representations to that effect from the independent public accountant in its engagement letter.

(b)           If the Pool liquidates at a time other than the end of its fiscal year, the Chief Compliance Officer or his or her delegatee will ensure that the Pool obtains a final audit and distributes audited financial statements prepared in accordance with generally accepted accounting principles to its investors promptly after completion of such audit.

Surprise Examination Requirement

v.           With respect to those clients for which the Adviser has custody of client assets, the Chief Compliance Officer or his or her delegatee will ensure that the Adviser has entered into a written agreement with an independent public accountant to undergo an annual surprise examination of client assets (the “Surprise Examination Requirement”) unless one of the following exceptions is applicable:

(a)           The client is a Pool in compliance with the Annual Audit Provision;

(b)           The Adviser has custody of client assets solely as a consequence of its authority to deduct advisory fees from client accounts; or

(c)           The Adviser is deemed to have custody solely as a result of certain of its related persons holding client assets and a determination has been made that the Adviser is “operationally independent” of the affiliated custodian. The Chief Compliance Officer or his or her delegatee will make and keep a memorandum describing the basis upon which he or she has determined that the presumption that any related person is not operationally independent has been overcome.

ii.	To the extent that the Adviser is subject to the Surprise Examination Requirement, the Chief Compliance Officer or his or her delegatee will be responsible for ensuring that a written agreement is in place for each applicable year that specifies the duties to be performed. The written agreement must require the accountant to do the following:

(a)	File a certificate on Form ADV-E with the SEC within 120 days of the time chosen by the accountant (without prior notice or announcement to the Adviser) to conduct the surprise examination of client asset, stating that it has examined the funds and securities and describing the nature and extent of the examination;

[3]	A “Pool” is a limited partnership, limited liability company, or other type of pooled investment vehicle.

(b)	Upon finding any material discrepancies during the course of the examination, notify the SEC within one business day of the finding;

(c)	Upon resignation or dismissal from, or other termination of, the engagement, or upon removing itself or being removed from consideration for being reappointed, file within four business day Form ADV-E accompanied by a statement that includes:

(i)	the date of such resignation, dismissal, removal, or other termination, and the name, address and contact information of the accountant; and

(ii)	an explanation of any problems relating to examination scope or procedure that contributed to such resignation, dismissal, removal, or other termination.

(E)	Internal Control Report

i.	With respect to those clients for which the Adviser or a related person, rather than an independent custodian, serves as the qualified custodian of client assets in connection with advisory services provided by the Adviser, the Chief Compliance Officer or his or her delegatee will obtain, or receive from its related person within six months of becoming subject to the requirement and at least annually thereafter, a written internal control report (the “ICR”) prepared by an independent public accountant that is PCAOB-Registered as of the commencement of the engagement and of each calendar year-end.[4]

ii.	The Chief Compliance Officer or his or her delegatee will review each ICR to confirm that the independent public account has (i) included an opinion as to whether controls have been placed in operation as of a specific date, and are suitably designed and are operating effectively to meet control objectives relating to custodial services, including the safeguarding of funds and securities held by either the Adviser or a related person on behalf of the Adviser’s advisory clients, during the year, and (ii) verified that the client assets are reconciled to a custodian other than the Adviser or its related person. The Chief Compliance Officer or his or her delegatee will maintain a copy of any ICR obtained or received in the Adviser’s records and make it available to the SEC staff upon request.

Special Purposes Vehicles

If the Adviser or an affiliate is a general partner or managing member of a Pool that uses either a master fund or “special purpose vehicle” to facilitate its investments, the Chief Compliance Officer or his or her delegatee will ensure that the Adviser includes the assets of the master fund or special purpose vehicle in the scope of its compliance with respect to the Pool.

III.	Special circumstances

If personnel of the Adviser inadvertently receive securities or funds from a client, such personnel must promptly advise the Chief Compliance Officer who will arrange for the return the securities or funds to the client promptly, which in any event must be within 3 business days of receipt.

Additionally, if the personnel of the Adviser inadvertently receive client funds or securities from non-clients, such as (i) from the Internal Revenue Service, state or other governmental taxing authorities in the form of client tax refunds, (ii) from administrators of funds established to distribute settlement proceeds of class action lawsuits or other legal actions, or (iii) from an issuer in the form of stock certificates or dividend checks as a result of a class action lawsuit involving bankruptcy where shares are issued in a newly organized entity, or as a result of a business reorganization of the issuer (such non-clients are collectively referred to as “Third Parties”), such personnel must promptly advise the Chief Compliance Officer. In such event, the Chief Compliance Officer will (i) promptly identify client funds or securities, (ii) promptly identify the client (or former client) to whom such client funds or securities are attributable, (iii) promptly forward such client funds or securities to its client (or former client) or a qualified custodian, but in no event later than 5 business days following the Adviser’s receipt of such assets, (iv) promptly return to the appropriate Third Party any inadvertently received client funds or securities that the Adviser does not forward to its client (or former client) or a qualified custodian, but in no event later than 5 business days following the Adviser’s receipt of such assets, and (v) maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and if so, when) the client funds or securities were forwarded to its client (or former client) or a qualified custodian, or returned to Third Parties.

[4]	An adviser required to obtain or receive an ICR must obtain or receive the ICR within six months of becoming subject to the requirement.

IV.	ADDITIONAL PROCEDURES

The Adviser should take appropriate steps to prevent misappropriation or misuse of client assets, develop systems or procedures to assure prompt detection of any misuse, and take appropriate action if misuse does occur. In furtherance of these goals, the Adviser has implemented the following procedures:

Internal Controls

i.             Conduct background and credit checks on employees who have access (or can acquire access) to client assets to determine whether it is appropriate for those employees to have such access;

ii.             Require authorization from at least two authorized signatories before (i) the movement of assets within a client’s account, (ii) the withdrawal or transfer of assets from a client’s account, and (iii) any changes are made in account ownership information. The list of authorized signatories will be maintained by the Chief Financial Officer and his or her delegatee; a copy of the current list of authorized signers will be provided to the Chief Compliance Officer;

iii.            Limit the number of employees who are permitted to interact with custodians with respect to client assets;

iv.            Preclude individual employees from obtaining custody of client assets (i.e., serving as trustee or obtaining a power of attorney for a client separate and apart from the Adviser).

v.            The Chief Compliance Officer or his or her delegatee tests the reconciliation of account statements prepared by the Adviser with account statements as reported by the qualified custodian on a quarterly basis;

Procedures for Advisers with Authority to Deduct Fees

vi.           The Chief Compliance Officer or his or her delegatee tests, on a sample basis, the fee calculations for client accounts to determine their accuracy;

vii.          The Chief Compliance Officer or his or her delegatee reviews the amount of fees deducted from all client accounts for a period of time based on the Adviser’s aggregate assets under management to detect any potential inaccuracies;

Segregate duties between those personnel responsible for processing billing invoices or listings of fees due from client accounts and those personnel responsible for reviewing the invoices or listings for accuracy, as well as the employees responsible for reconciling those invoices and listings with deposits of advisory fees by the custodians into the Adviser’s proprietary bank account.

APPENDIX J

Media Relations Policy

I.             Statement and Scope of Policy

This policy, which applies to all public statements made by employees of the Adviser, seeks to strike a balance between promoting the business of the Adviser and its clients on the one hand, and complying with the legal constraints imposed upon employees with respect to public statements and maintaining client confidentiality on the other. Because this policy provides general guidelines rather than specific instructions for every conceivable situation, it is important that employees exercise sound judgment in responding to media inquiries or when addressing a public forum. Exercising sound judgment includes avoiding statements that might compromise the public image or interests of the Adviser or any of its clients.

Press releases, communications with reporters during interviews (whether such interviews are for print, radio or television), speeches, participation on panels in public forums and presentations used in those forums are subject to this policy. All media events (including speeches and public appearances) should be approved by the Chief Compliance Officer. In addition, all materials to be distributed or utilized in connection with a media event must be reviewed and approved by the Chief Compliance Officer prior to use.

II.            Designated Media Contact Person

Drew Williams, Managing Director, Marketing (the “Media Contact Person”) has been designated by the Adviser to be the contact person for any questions regarding communications with the media, compliance with legal restrictions on public statements and this policy generally. Prior to responding to a particular media inquiry or participating in a media event, the Adviser’s employees should seek to notify the Media Contact Person of the communication.

III.           Incoming Media Inquiries

Generally, and whenever possible, each employee who receives an unsolicited media inquiry should refer the inquirer to the Media Contact Person. The Media Contact Person will determine whether it is in the best interests of the Adviser to participate in the media event. If a decision is made to proceed with the media event, the Media Contact Person may, together with the Chief Compliance Officer if appropriate, consider how the media event should be addressed. For example, the Media Contact Person may wish to establish certain parameters or select particular employees to participate. In all instances, if an employee is unaware or uncertain of the answer to a particular media inquiry, he or she should offer to follow up with the inquirer with the requested information or refer the question to the Media Contact Person.

IV.           Guidelines

Employees are prohibited from engaging in any act, practice or course of business which is fraudulent, deceptive or manipulative, including but not limited to, making any false or misleading statements, omitting any material fact necessary to make a statement not misleading, and/or guaranteeing any performance or specific future results. Employees should also assume that any statements are for the record, regardless of any disclaimers from reporters.

In addition, employees must adhere to the following guidelines when participating in media events and when making public statements:5

Client Securities and Personal Holdings - Potential conflicts of interests may arise from discussing specific securities in client or personal accounts or being considered for client accounts in the press or other public forum. Therefore, employees should take particular caution when discussing securities held in a client account, or in the personal account of an employee or his or her immediate family.

Performance – Employees should not make any forward-looking or predictive statement about the performance or specific future results of the Adviser or any of its clients.

Client Information and Testimonials – No information about any client may be provided without the client’s consent. In addition, employees should not refer to the testimonials of others.

Proprietary Information - Employees may not reveal proprietary information, such as the Adviser’s financial results or business plans. In addition, employees must refrain from identifying clients or revealing information about a client’s portfolio.

V.            Reprints of Articles

Reprints may not be distributed until (i) the Adviser obtains permission from the copyright holder, and (ii) the Chief Compliance Officer reviews the material to determine whether it contains all required disclosures and complies with all applicable legal and regulatory requirements.

[5]	Additional considerations may apply when speaking with the foreign press and when addressing a public forum in another country. Before participating in any such communication, employees should contact the Chief Compliance Officer.

APPENDIX L

PRIVACY POLICY AND PROCEDURES AND
PROGRAM FOR PROTECTING CLIENT INFORMATION

Ninepoint has adopted a privacy policy in accordance with the Personal Information Protection and Electronic Documents Act (Canada) with respect to personal information of Ninepoint clients. This policy states that Ninepoint will only disclose this information to third parties or its affiliates in limited specific circumstances on a strictly confidential basis.

The following policies and procedures are put in place to safeguard the confidential information relating to our clients. Ninepoint complies with the requirements of Part 1 and Schedule 1 of the Personal Information Protection and Electronic Documents Act (Canada) (“PIPEDA”) and all applicable provincial personal information laws. Attached is an overview of the privacy principles set out in Schedule 1 of PIPEDA. Kirstin McTaggart, our Chief Privacy Officer, is responsible for administering the policies and procedures.

The privacy of our investors is very important to us. Ninepoint is committed to protecting its clients’ privacy and maintaining confidentiality of their personal information. This Privacy Policy may be updated from time to time without notice. This Privacy Policy was last modified on August 28, 2014.

Below is an overview of the privacy principles set out in Schedule 1 of PIPEDA.

What is personal information?

The term “personal information” refers to any information that specifically identifies you, including information such as your home address, telephone numbers, social insurance number, birth date, assets and/or income information, employment history and credit history. We will be collecting personal information from you that includes the following:

(a)	Your full name, address, occupation and date of birth, which is required by law
(b)	Identification, such as valid driver’s license or passport
(c)	Your social insurance number for income tax reporting purposes, as required by law;

(d)	Your financial information including annual income, assets and liabilities, and banking information;

(e)	Your employment history and credit history;

(f)	Information about third parties such as your spouse if you are applying for certain Services, where this information is required by law.

For legal entities such as businesses, partnerships, trusts, estates or investment clubs, we may collect the information referred to above from each authorized person, partner, trustee, executor and club member, as appropriate.

How do we collect your personal information?

We collect your personal information directly from you or through your financial advisor and/or dealer in order to provide you with services in connection with your investment in our funds, to meet legal and regulatory requirements and for any other purposes to which you consent. Your personal information may be collected from a variety of sources, including:

(a) subscription forms, applications, questionnaires or other forms that you submit to us or agreements and contracts that you enter into with us;

(b) your transactions with us;

(c) meetings and telephone conversations with you;

(d) e-mail communications with us; and

(e) the websites

We may monitor or record any telephone call we have with you. The content of the call may also be retained. We may inform you prior to proceeding with the call of this possibility. This is to establish a record of the information you provide, to ensure that your instructions are followed properly and to ensure customer service levels are maintained.

How do we use your information?

We collect and use your personal or business information in order to give you the best possible service and for the purposes set out in your agreement(s) with us, such as:

(a)	To establish your identity and verify the accuracy of your information;

(b)	To confirm your corporate status;

(c)	To understand your needs;

(d)	To determine the suitability of our Services for you;

(e)	To determine your eligibility for our Services;

(f)	To set up, administer and offer Services that meet your needs, including fulfilling any reporting or audit requirements;

(g)	To provide you with ongoing Service, including executing your transactions;

(h)	To provide you and/or your financial advisor and/or dealer with confirmations, tax receipts, proxy mailings, financial statements and other reports;

(i)	To meet our legal and regulatory requirements;

(j)	To manage and assess our risks; and

(k)	To protect us from error and to prevent or detect fraud or criminal activity.

We collect, use and disclose your SIN, social security number or other government-issued personal or business identification number for income tax reporting purposes, as required by law. In addition, we may ask you for your SIN to confirm your identity. This allows us to keep your personal information separate from that of other customers, particularly those with similar names, and helps maintain the integrity and accuracy of your personal information. You may refuse to consent to its use or disclosure for purposes other than as required by law.

How do we obtain your consent?

We rely on your actions as indications of your consent to our collection, use and disclosure of your personal information. For example, by signing a subscription form or an application form, voluntarily providing your information to us directly or through your financial advisor or dealer and continuing to do business with us, you are consenting to the collection, use and disclosure of your personal information for the purposes identified in this Privacy Policy. The Manager will not, as a condition of the supply of Services, require you to consent to the collection, use or disclosure of your personal information beyond that which is required to fulfill these purposes.

Who do we share your information with?

We may share your personal or business information within the Ninepoint Group for the purposes set out above. We do not provide directly all the services related to your relationship with us. As such, we may transfer your personal information, when necessary, to our third party service providers and to our agents in connection with the Services, however, please note that these third party service providers and agents will not share this information with others. Such information is only used for the purposes identified above. We may use third party service providers or agents such as:

●	Your financial advisor or dealer;

●	Other financial service providers such as investment dealers, custodians, prime brokers, banks and others used to finance or facilitate transactions or operations on your behalf;

●	Registrar and transfer agents, portfolio managers, brokerage firms and similar service providers; and

●	Other service providers such as accounting, legal or tax preparation services.

Our service providers and our agents process or handle your information on our behalf and assist us with various services such as printing, imaging, document storage and shredding, mail distribution and marketing. Some of these third parties may be located outside of Canada. As a result, your information may be accessible to regulatory authorities in accordance with the laws of these jurisdictions. When information is provided to our service providers and to our agents, we will require them to protect the information in a manner that is consistent with the Manager’s privacy policies and practices.

We may also be required by law to disclose information to government regulatory authorities. For example, we may be required to report your income to taxation authorities. We may also be required to disclose your personal and business information to SROs. SROs collect, maintain, and disclose such information for regulatory purposes, including trading surveillance, audits, investigations, maintenance of regulatory databases and enforcement proceedings. SROs may, in turn, disclose such information when reporting to securities regulators or when sharing information with other SROs and law enforcement agencies.

We do not sell, lease, barter or otherwise deal with your personal information with third parties. Ninepoint Group may be involved in the sale, transfer or reorganization of some or all of its business at some time in the future. As part of that sale, transfer or reorganization, we may disclose your personal and business information to the acquiring organization; however, we will require the acquiring organization to agree to protect the privacy of your personal and business information in a manner that is consistent with this Privacy Policy.

How do we use your information for marketing purposes?

We may share your personal or business information within the Ninepoint Group for the purpose of marketing products and services that we believe may be of interest to you. This would only be done with your consent. We may ask you for your contact information, such as your telephone number, residential address, e-mail or other electronic address, and keep and use this information as well as disclose it to other members of the Ninepoint Group so that we or any of these companies may contact you directly through these channels for the purpose of marketing including telemarketing. Your consent to this is not a condition of doing business with us and you may withdraw it at any time (see below).

How do you withdraw your consent?

Subject to legal, regulatory and contractual requirements, you may refuse to consent to our collection, use or disclosure of your personal or business information, or you may withdraw your consent to our further collection, use or disclosure of your information at any time in the future by giving us reasonable notice. Depending on the circumstances, however, withdrawal of your consent may impact on our ability to provide you, or continue to provide you, with some Services or information that may be of value to you. We will inform you of the implications of your withdrawal of consent for the continued promises of service to you. We will act on your instructions as quickly as possible but there may be certain uses of your information that we may not be able to stop immediately.

You can tell us at any time to stop using information about you to promote our Services or the products and services of third parties we select, or to stop sharing your information with other members of the Ninepoint Group. If you wish to withdraw consent as outlined in this Privacy Policy, you may do so at any time by contacting us by mail at Ninepoint Partners LP, Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario M5J 2J1 Attention: Chief Compliance Officer or by e-mail at compliance@ninepoint.com.

How do we safeguard your personal information?

We carefully safeguard your personal information and, to that end, restrict access to personal information about you to those employees and other persons who need to know the information to enable the Manager to provide services to you. Each employee of the Manager, the Manager and Ninepoint Partners GP Inc., the general partner of the Manager, is responsible for ensuring the confidentiality of all personal information they may access. Annually, each such employee is required to sign a code of conduct, which contains policies on the protection of personal information.

How do you update your information?

As we make decisions based on the information we have, we encourage you to help us keep our information accurate and complete. Contact us at any time at in writing at Ninepoint Partners LP, Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario M5J 2J1 Attention: Chief Compliance Officer if you wish to update the information we have about you.

How can you access your personal information?

You may request access to the personal information we hold about you at any time to review its content and accuracy and to have it amended as appropriate. To request access to such information please contact us in writing at Ninepoint Partners LP, Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario M5J 2J1 Attention: Chief Compliance Officer.

We will respond to your written access request promptly. We may be unable to provide you with access to all or some of the information we hold about you. We will provide you with an explanation in the event that we are unable to fulfill your access request.

Who do you contact if you have any questions or concerns?

If you have any questions about our privacy policies and practices and how they relate to you, please contact our Chief Privacy Officer by telephone at 1-888-362-7172, by e-mail at compliance@ninepoint.com or by mail to Ninepoint Partners LP, Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario M5J 2J1 Attention: Chief Privacy Officer.

If you are still not satisfied, you can contact The Office of the Privacy Commissioner of Canada. Complaints to the Office of the Privacy Commissioner must be submitted in writing to 112 Kent Street, Place de Ville, Tower B, 3rd Floor, Ottawa, Ontario K1A 1H3 Attention: The Privacy Commissioner of Canada.

Other information

We may amend this Privacy Policy from time to time to take into consideration changes in legislation or other issues that may arise. We will post the revised Privacy Policy on our public websites including at www.ninepoint.com. We may also send it to you by mail.

Summary of Privacy Principles set out in Schedule 1 of PIPEDA

1. Accountability: The Manager is responsible for personal information under its control and the Chief Privacy Officer is accountable for the Fund’s compliance with the principles described in this Privacy Policy.

2. Identifying Purpose: The purposes for which personal information is collected will be identified by the Manager at or before the time the information is collected. The Manager will also document the purposes for which personal information is collected at or before the time the information is collected.

3. Consent: The knowledge and consent of the individual, express or implied, are required for the collection, use or disclosure of personal information by the Fund, except where inappropriate.

4. Limiting Collection: The Manager will limit the amount and type of personal information collected to that which is necessary for the purposes identified by the Manager. The personal information will be collected by fair and lawful means.

5. Limiting Use, Disclosure and Retention: The Manager will not use or disclose personal information for purposes other than those for which it was collected, except with the consent of the individual or as required or permitted by applicable law. Personal information will be retained only as long as necessary for the fulfillment of those purposes.

6. Accuracy: The Manager will keep personal information as accurate, complete and up-to-date as is necessary for the purposes for which it is to be used. The Manager will minimize the possibility that inappropriate information is used to make a decision about the individual.

7. Safeguards: The Manager will protect personal information with security safeguards appropriate to the sensitivity of the information.

8. Openness: The Manager will be open about its policies and procedures with respect to the management of personal information. The Manager will ensure that individuals are able to acquire information about the Fund’s policies and procedures without unreasonable effort. The Manager will make this information available in a form that is generally understandable.

9. Individual Access: Upon a request in writing, the Manager will inform the individual of the existence, use and disclosure of his or her personal information and the individual will be given access to that information, except where the law requires or permits the Manager to deny access.

10. Challenging Compliance: An individual will be able to direct a challenge concerning compliance with the above principles to the Manager’s Chief Privacy Officer.

Your personal information may be delivered to the Ontario Securities Commission and is thereby being collected indirectly by the Ontario Securities Commission under the authority granted to it under applicable securities legislation for the purposes of the administration and enforcement of the securities legislation of the Province of Ontario. The public official in Ontario who can answer questions about the Ontario Securities Commission’s indirect collection of personal information is the Administrative Assistant to the Director of Corporate Finance by mail to the Ontario Securities Commission at 19th Floor, 20 Queen Street West, Toronto, Ontario, M5H 3S8, by telephone at (416) 597-0681 or by e-mail to Inquiries@osc.gov.on.ca.

As part of the Privacy Policy, all employees of Ninepoint are required to adhere to the following security safeguards and procedures:

1.             Employees are required to “log out” of computer systems or “lock computer” when they are not in use.

2.             Ensure all manual files, client files, printouts and computer diskettes are stored securely.

3.             “Clean Desk” policy, particularly for areas in full public view: please ensure all sensitive material relating to clients or Ninepoint is removed and stored securely.

4.             Employees are prohibited against removing client personal information from Ninepoint premises.

5.             All sensitive information that is to be disposed is required to be shredded.

6.             Ensure that the computer screens cannot be read by unauthorized persons.

APPENDIX L4

CYBERSECURITY POLICY AND PROCEDURES

I.	Statement of Policy

The Adviser is committed to seeking to protect its business, records and information relating to the Adviser, its clients and current or potential investors (collectively, as applicable, “Adviser Information”) against cyber risks. In connection with that objective, the Adviser has established the following procedures (“Cybersecurity Program”) in an effort to secure and maintain the confidentiality of Adviser Information, safeguard against anticipated cyber threats to the security or integrity of Adviser Information and protect against unauthorized access to or use of Adviser Information that could result in substantial harm or inconvenience to a client or investor.

The Adviser has designated the firm’s CTO, Neil Longmuir (the “Information Security Manager”)6 to be responsible for implementing and overseeing this Cybersecurity Program. In connection with such implementation and oversight, the Information Security Manager may coordinate with members of management and the Adviser’s personnel, including by assigning roles and responsibilities to other employees or third party service providers as the Information Security Manager deems appropriate.

II.	Procedures

Assessment of Business and Applicable Risks

In an effort to identify potential cybersecurity threats and help the Adviser prioritize and mitigate risk, the Information Security Manager will conduct an initial assessment of, and thereafter will periodically assess, the Adviser’s business assets and security considerations relating to its use of information technology. This assessment will include a consideration of, as applicable:

●	The category of information that the Adviser collects, processes and/or stores, including (but not limited to), as applicable:

o	Investor/Client Information (personally identifying information of investors or clients (e.g., passport or license information, bank statements, etc.));

o	Employee Information (personally identifying information of the Adviser’s personnel);

o	Portfolio and Trading Information (e.g., trade tickets, confirmations, reports and internal memoranda, etc.);

o	Technology and Systems Information (e.g., proprietary source codes, system administrator information, etc.)

o	Internal and External Communications (e.g., e-mail and correspondence, etc.)

[6]	NOTE: The Adviser may choose to create committees with certain individuals designated as being responsible for various aspects of the program (e.g., training, determination of appropriate technological safeguards, etc.).

●	the nature, level of sensitivity (e.g., high-risk, low-risk, etc.) and location of the information that the Adviser collects, processes and/or stores;

●	the technology systems (e.g., hardware, software, mobile devices, email systems, etc.) the Adviser and its personnel uses;

●	internal and external cybersecurity threats to and vulnerabilities of the firm’s information and technology systems;

●	security controls and processes currently in place;

●	the impact should the information or technology systems become compromised; and

●	the effectiveness of the Adviser’s governance structure for the management of cybersecurity risk.

The Information Security Manager may use the questionnaire attached hereto as Attachment A in conducting this assessment. This assessment may assist the Adviser in determining which data may require more protection, and whether any changes to this Cybersecurity Program should be made.

Information Security Safeguards and Controls

The Adviser will utilize the following measures designed to prevent unauthorized access to its systems and information and otherwise protect Adviser Information from cybersecurity incidents.

●	User Privileges and Tiered Access – Desktop administrator access will be limited to those users deemed appropriate by the Information Security Manager. The Information Security Manager will determine user privileges/credentials and access levels appropriate for the Adviser’s personnel. The Information Security Manager may determine to establish tiered access to the Adviser’s systems based on job function and responsibility.[7] Access rights will be updated as necessary in the event of any system changes. Implementing such controls is designed to limit the vulnerability of the Adviser’s systems in the event of a breach.

●	Passwords/Login Process – All personnel are required to have a unique username and password to access the Adviser’s computer workstations and remote devices. Passwords are required to be changed periodically. To the extent that the Adviser’s clients, investors or third party service providers have access to any information maintained by the firm, login and passwords will also be required. The Information Security Manager or its delegate will be responsible for addressing, or establishing protocols to address, login problems.[8]

●	Remote Access – The Adviser permits, its personnel to access the firm’s network remotely through the use of an authentication process.[9] Such authorized personnel will be advised to (i) maintain malware protection/anti-virus software on remote devices, (ii) report to the Information Security Manager any cybersecurity breach or other incident that may affect Adviser Information that occurred while working remotely, and (iii) not store confidential or sensitive information on personal devices.

[7]	The Adviser may wish to restrict an employee’s user privileges and access to those required to perform the employee’s job.

[8]	The Adviser may wish to require the Information Security Manager or its delegate to be responsible for monitoring user activity, particularly with respect to users with privileged access, in an effort to detect the creation of new accounts or unauthorized deletion of accounts.

[9]	In addition to requiring the use of a username and password to gain remote access, the Adviser may wish to utilize a two-factor authentication measure (e.g., token that displays a series of numbers that change at periodic intervals).

●	Firewall – The Adviser will employ a hardware firewall designed to prevent and detect unauthorized connections and malicious incursions. The Information Security Manager will be responsible for determining the appropriate use of firewalls (e.g., network perimeter).

●	Software and Scans

o	The Adviser will maintain, up-to-date, malware protection on its devices and anti-virus software designed to detect, prevent and, when possible, clean, known programs that maliciously affect the firm’s systems (e.g., viruses, worms, spyware). Scans will be conducted on a regular basis to detect and clean any such program that may have gained access to a device within the firm’s network. If applicable, third party service providers will be advised to maintain such protection and software on their devices used to access Adviser Information.

o	The Adviser will utilize a maintenance plan designed to, through the use of scans and patches, guard its devices and software against vulnerabilities. The Information Security Manager or its delegate will be responsible for regularly patching the Adviser’s systems.

●	Encryption – The Adviser will encrypt all personally identifiable Adviser Information, and any other information the Information Security Manager deems appropriate, stored on the Adviser’s devices and internal network, and that may be transmitted to, or maintained by, third party service providers or counterparties. Such information will be encrypted at rest and in transit.

●	Data Back-Up – The Adviser will maintain and regularly test backup measures as deemed appropriate by the Information Security Manager. Adviser Information is currently backed up daily using cloud computing and an off-site server/portable hard drive.

●	Unauthorized Devices – The Adviser will take those measures deemed appropriate by the Information Security Manager to guard against unauthorized devices gaining access to its network. In addition, the Adviser’s personnel will be advised to not install unauthorized devices on the Adviser’s network.

●	Data Transfers and Monitoring – The Information Security Manager or its delegate will monitor, as deemed appropriate, (i) content transferred outside of the firm through e-mail, uploads or otherwise, (ii) unauthorized data transfers, (iii) requests to transfer client or investor funds, and (iv) access to electronic documents containing personally identifiable Adviser Information. The Information Security Manager may also verify requests to transfer client or investor funds.

Monitoring Use

As noted above, the Information Security Manager or its delegate will take measures to monitor certain uses of data and systems in an effort to detect unauthorized access or other potential breaches. The Information Security Manager may take additional steps to monitor computer systems and the procedures described herein to assess compliance with, and the effectiveness of, this Cybersecurity Program.

Physical Access to Office Space and Firm Property

●	Computers and Mobile Devices – Access to the firm’s computers and mobile devices is restricted to authorized users through the use of usernames and passwords. In addition, access to the firm’s computer server is restricted to such personnel as determined appropriate by the Information Security Manager.

●	Data Storage and Destruction – Materials containing client information should be stored in cabinets or desks when not in use. The Adviser will dispose of materials containing client information[through the use of shredding and other secure disposal measures.

●	Locks and Keys – Keys/other access to office space, storage and equipment will be provided only to those members of personnel or staff determined appropriate by the Information Security Manager. The Adviser’s offices should be locked or otherwise restricted during non-business hours.

●	Visitors – Visitors are not permitted to be unescorted in areas where client information is visible or otherwise accessible.

Terminated Employees and Service Providers

Any access to firm property or Adviser Information held by an employee who has been terminated or otherwise departed will be promptly revoked. Such access may include usernames and passwords, remote access to websites or networks of the Adviser or its service providers, mobile devices and keys to office space or equipment. In addition, any access rights provided to service providers/vendors that have been terminated or that no longer provide services will be promptly revoked.

Service Providers10

●	Due Diligence – Using a risk-based analysis and considering the type of services provided or to be provided by a vendor, the Adviser will consider cybersecurity measures taken by vendors when conducting due diligence on service provider candidates. If the Adviser determines that a consideration of cybersecurity measures taken by vendors is appropriate based on such risk-based analysis, the Adviser may consider, among other things, the types of data to which the service provider will have access and the safeguards established by the provider to protect such information against cyber threats.

●	Data Access – The Information Security Manager will review which service providers have access to Adviser Information, and consider whether such providers are required to maintain, or have indicated that they maintain, protective cybersecurity measures.

●	Contractual Terms – With respect to any new service provider that may have access to firm or Adviser Information, the Adviser will seek to require the contract with such service provider to contain representations or other assurances by the provider concerning its cybersecurity measures.

●	Termination – As noted above, in the event that a vendor’s services are terminated, any rights to access to Adviser Information or the Adviser’s systems held by such vendor will be immediately revoked.

Reporting of Cybersecurity Incidents; Incident Response Plan

Reporting – Any suspected infection of, unauthorized access or other compromise to the Adviser’s network or devices (including any actual or potential breach) should be reported to the Information Security Manager promptly. The Information Security Manager will be responsible for determining which members of the Adviser’s management and, if applicable, regulatory and law enforcement authorities, are to be notified. In addition, the Information Security Manager and _the Chief Compliance Officer will be responsible for determining which clients or investors, if any, are to be contacted regarding the breach. Additional information about the Adviser’s reporting obligations is discussed in its incident response plan.

[10]	The Adviser may wish to require contracts with new service providers to contain representations on behalf of the providers that they maintain cybersecurity programs designed to protect Adviser Information.

Incident Response Plan

The Information Security Manager, in coordination with members of the Adviser’s management and compliance personnel will respond to any report of a suspected infection, unauthorized access or other compromise to the Adviser’s network or devices in accordance with the Adviser’s Incident Response Plan. The written Incident Response Plan will be based on the Adviser’s Incident Response Policy, a copy of which is attached as Attachment C. The Incident Response Plan provides guidelines and procedures for, as applicable:

●	Determining the type of incident that occurred (e.g., malware infection, network intrusion, identity theft), the information accessed (if any) and the extent of the related loss;

●	Determining which systems, if any, should be disconnected or otherwise disabled;

●	Assigning roles to and responsibilities of appropriate personnel;

●	Recovering and/or restoring any services that may have been impaired;

●	Notifying all appropriate internal and external parties (e.g., affected clients or investors, law enforcement); and

●	Determining who (i.e., the Adviser or the affected client or investor) will bear the losses resulting from the incident. In making this determination, the Information Security Manager will conduct a complete investigation and evaluation of the circumstances surrounding the incident.

Training11

The Information Security Manager will provide or arrange for training of officers and employees of the Adviser and appropriate service providers with respect to this Cybersecurity Program. Training will include instruction of the procedures and requirements described herein, as well as applicable threats and effective measures to prevent, detect and respond to such threats.12

Training should address, as well as any other subjects the Information Security Manager deems appropriate:

●	Risks associated with use of e-mail and social media;

●	Use of encryption and password protection;

●	Awareness of common cyber-attack or other infiltration techniques (e.g., phishing);

●	Use of safeguards in personal and mobile devices;

[11]	The Adviser may determine to incorporate cybersecurity training into any of its existing training programs regarding privacy protection, social media, electronic communications or disaster recovery plans.

[12]	SEC Guidance has also indicated that an investment adviser may also wish to educate investors and clients about how to reduce their exposure to cyber security.

●	Means of detecting a potential intrusion or other breach

●	Applicable aspects of this Cybersecurity Program and the Incident Response Plan

●	Responsibilities of the Adviser’s personnel and management under the Cybersecurity Program.

Reviews and Testing

The Information Security Manager and the Chief Compliance Officer will conduct or arrange for annual reviews and testing of this Cybersecurity Program to evaluate its effectiveness and determine whether any changes should be made. The Information Security Manager will make a presentation and/or prepare a written report13 summarizing (i) the steps taken in conducting the review, and (ii) any recommended action items to be proposed or taken.

[13]	In the event that the Adviser determines to have a written report prepared, a proposed sample report, subject to whatever changes may be appropriate based on the Adviser’s business, the extent of the review or otherwise, is attached hereto as Attachment B.

Appendix L4
ATTACHMENT A

CYBERSECURITY RISK ASSESSMENT

The following cybersecurity risk assessment questionnaire was prepared to assist the Adviser in its assessment of applicable cyber risks and appropriate safeguards and controls designed to reduce such risks. The questions raised herein are based on guidelines and practices regarding the protection of business and client and investor records and information against cyber risks discussed in (i) the U.S. Securities and Exchange Commission’s Division of Investment Management’s IM Guidance Update No. 2015-02: Cybersecurity Guidance14; (ii) the National Institute of Standards and Technology’s Framework for Improving Critical Infrastructure Cybersecurity15; (iii) the Commodity Futures Trading Commission’s Staff Advisory No. 14-2116; and (iv) the Securities Industry and Financial Markets Association’s Small Firms Cybersecurity Guidance: How Small Firms Can Better Protect Their Business17.

Risk Identification

●	Has the Adviser identified the data, personnel, devices, systems and facilities that enable the Adviser to achieve its business purposes?

●	Has the Adviser identified reasonably foreseeable internal and external risks to security, confidentiality, and integrity of personal information and technology and processing systems that could result in the unauthorized disclosure, misuse, alteration, destruction, or other compromise of such information or systems (collectively, “Security Risks”)?

●	Has the Adviser assessed the impact should such personal information and/or technology and processing systems become compromised?

●	Has the Adviser established processes and controls to assess, mitigate and safeguard such Security Risks?

●	Does the Adviser have a process for addressing any newly identified vulnerability?

●	Has the Adviser assessed the effectiveness of the governance structure for the management of Security Risks?

Safeguards and Controls

Passwords and Encryption

●	Does the Adviser require its systems, software and mobile devices to be password-protected?

●	Does the Adviser maintain password security standards (e.g., requiring a minimum number of characters, upper and lower case letters, etc.) and/or utilize multi-factor authentication processes?

[14]	Available at http://www.sec.gov/investment/im-guidance-2015-02.pdf.

[15]	Available at http://www.nist.gov/cyberframework/upload/cybersecurity-framework-021214-final.pdf.

[16]	Available at http://www.cftc.gov/ucm/groups/public/@lrlettergeneral/documents/letter/14-21.pdf.

[17]	Available at http://www.sifma.org/issues/operations-and-technology/cybersecurity/guidance-for-small-firms/.

●	Does the Adviser require that passwords be changed regularly?

●	Does the Adviser use encryption to protect data “at rest” (e.g., files on computers and storage devices) and data in transit (e.g., data being transferred through the Internet)?

Access

●	Does the Adviser restrict access to systems and data through preventative and detective controls?

●	Does the Adviser control access to systems and data through the use of:

o	authentication and authorization methods;

o	firewalls and/or perimeter defenses;

o	tiered access to sensitive information and network resources;

o	network segregation; and

o	system hardening (i.e., making technology systems less vulnerable to unauthorized access through the removal of non-essential software and services, usernames and logins, and continuous software updates)?

●	Has the Adviser established user credentials for persons authorized to access:

o	Physical assets (e.g., office equipment, desktop computers and other physical property);

o	Mobile devices; and

o	Software?

●	Does the Adviser have a policy for terminating access of departing employees?

●	Does the Adviser maintain and test systems access permissions?

●	Does the Adviser restrict the use of removable storage media?

●	Does the Adviser use software that monitors technology systems for unauthorized intrusions, the loss or exfiltration of sensitive data or other unusual events?

●	Does the Adviser maintain and test policies regarding its physical operating environments?

●	Does the Adviser monitor personnel activity to detect potential Security Risk events?

●	Does the Adviser maintain and enforce a data destruction policy?

Software

●	Does the Adviser permit only trusted software to be executed on its operating systems?

●	Does the Adviser regularly update its anti-virus and web security software?

●	Does the Adviser utilize automatic software updates and spot-check that updates are applied?

●	Does the Adviser utilize software designed to monitor networks to detect potential cybersecurity events?

Back-Up and Recovery

●	Does the Adviser maintain “cloud” or physical external hard-drive backup systems?

●	Are the Adviser’s information back-up systems tested periodically?

●	Does the Adviser maintain a data retrieval strategy?

Monitoring

●	Does the Adviser monitor external service providers to detect potential cybersecurity events?

●	Does the Adviser monitor its connections, devices, software and environment for unauthorized access and use?

●	Does the Adviser perform vulnerability scans?

Program Administration

●	Has the Adviser designated a specific employee to be responsible for:

o	creating a strategy designed to prevent, detect and respond to cybersecurity threats;

o	overseeing overall privacy and security management and/or developing and implementing security controls; and

o	monitoring compliance with the Cybersecurity Program?

●	Is a specific employee responsible for designating, as appropriate, members of management or the Adviser’s personnel to coordinate, implement and regularly assess the effectiveness of the Cybersecurity Program?

●	Has the Adviser established cybersecurity roles and responsibilities for members of management, personnel, clients and service providers?

●	Has the Adviser considered whether cybersecurity risks are addressed in its policies and procedures relating to identity theft and data protection, fraud and business continuity?

Program Testing

●	Does the Adviser regularly test or otherwise monitor its Security Risk safeguards, controls and systems?

●	To the extent that the Adviser shares a common network with any affiliated entities, does the testing process assess the effectiveness of the entire corporate network?

●	Does the Adviser maintain a written record of the effectiveness of its Security Risk controls, including the effectiveness of, as applicable:

o	access controls on personal information;

o	encryption of electronic information in storage and transit;

o	controls to detect, prevent and respond to incidents of unauthorized access to or use of personal information; and

o	employee training and supervision relating to the Cybersecurity Program?

●	Does the Adviser currently, or intend to, arrange for an independent party to test the Cybersecurity Program?

●	Does the Adviser monitor compliance with the Cybersecurity Program?

Service Providers

●	To the extent that third party service providers have access to client or investor records and information, does the Adviser:

o	oversee service providers;

o	take reasonable steps to select and retain service providers capable of maintaining appropriate safeguards;

o	assess whether service providers maintain protective cybersecurity measures; and/or

o	contractually require service providers to implement and maintain appropriate safeguards?

Detection and Response

●	Has the Adviser developed an incident response plan?

●	Does the Adviser have a process or system designed to detect malicious code and unauthorized mobile code?

●	Are the Adviser’s detection processes tested and improved as appropriate?

●	Does the Adviser maintain procedures for communicating event detection to appropriate parties, including individuals whose information has been, or may be, compromised?

●	Does the Adviser have procedures for:

o	assessing the nature and scope of a potential incident involving unauthorized access, disclosure or use of personal information;

o	seeking to contain, control and mitigate the incident;

o	conducting a reasonable investigation;

o	determining the likelihood that personal information has or will be misused; and/or

o	maintaining a written record of systems and information involved and steps taken to address the incident?

●	Are notifications from any detection systems investigated?

●	Does the Adviser analyze detected events to understand attack targets and methods?

Program Assessment

●	Does the Adviser regularly evaluate and adjust the Cybersecurity Program in light of:

o	the results of a risk assessment process;

o	relevant changes in technology and business processes; and/or

o	any material changes to the Adviser’s operations or business arrangements?

●	Does the Adviser gather information regarding ongoing and new cyber threats from outside resources, including vendors, third party contractors that specialize in cybersecurity and technical standards, publications and conferences, and/or participation in information sharing organizations (e.g., the Financial Services-Information Sharing and Analysis Center (FS-ISAC))?

●	Does the Adviser at least annually assess the Cybersecurity Program, including with respect to its effectiveness, in a manner that assists the Adviser in identifying potential Security Risks so as to better prioritize and mitigate risk?

●	Does the Adviser routinely test its strategies for preventing, detecting and responding to potential Security Risks?

Personnel and Training

●	Has the Adviser trained members of management and personnel as to how to implement applicable aspects of the Program?

●	Does the Adviser provide guidance to officers and employees about applicable threats and measures to prevent, detect and respond to such threats?

●	Does the Adviser update its training and re-train managers and personnel as appropriate?

●	Are members of the Adviser’s personnel advised of their roles and order of operations when a response is needed?

●	Does the Adviser educate clients about how to reduce their exposure to cybersecurity threats regarding their accounts?

Appendix L4
ATTACHMENT B

PROPOSED SAMPLE REPORT

_________________, 20XX

The Information Security Manager conducted a review of the Adviser’s Cybersecurity Program. As part of this review, which covered the [____________] period ended [__________], the Information Security Manager:

1.             Communicated with the following individuals:

[___________________]

[___________________]

[___________________]

2.             Took the following steps and identified and assessed the following safeguards with respect to the Cybersecurity Program:

[___________________]

[___________________]

[___________________]

3.             Reported on the annual review and recommended to management of the Adviser the following changes to its Cybersecurity Program during a meeting held on _______________, 20XX:

[___________________]

[___________________]

[___________________]

4.             Addressed the recommended changes summarized above by taking the following steps:

[___________________]

[___________________]

[___________________]

Appendix L4

ATTACHMENT C

INCIDENT RESPONSE POLICY

An “Information Security Incident” is any attempt – whether successful or unsuccessful - to access and/or adversely affect the Adviser’s data, systems, services, or networks.

This Incident Response Policy (“Policy”) establishes the requirements for monitoring the Adviser’s information systems, seeking to prevent security controls from being bypassed, identifying and mitigating security risks, outlining roles and responsibilities and seeking to ensure a timely response to Information Security Incidents.

Roles and Responsibilities

The Information Security Manager is the authority for incident response standards pertaining to information technology (IT) resources. The Information Security Manager or its delegate is responsible for:

• Implementing (and updating when applicable) this Policy in an effort to better ensure that it meets the Adviser’s requirements, and that the Policy complies with Federal and state laws and regulatory requirements;

• Taking steps to monitor proper compliance with this Policy and any related procedures, and taking steps to ensure that reported violations are addressed;

• Determining, using a risk-based analysis and considering organizational priorities, appropriate allocation of resources to protect the Adviser’s information systems;

• Overseeing periodic verification of compliance with this Policy for the purpose of improving the response process; and

•Developing, implementing and maintaining procedures and implementing automated mechanisms for tracking and documenting Information Security Incidents on an ongoing basis.

All users of the Adviser’s systems are responsible for reporting actual or suspected Information Security Incidents to the Information Security Manager and at least one member of the “Incident Response Team” (comprised of Neil Longmuir, Davor Covic and Kirstin McTaggart) immediately upon discovery of an Information Security Incident and provide any relevant information. Reported Information Security Incidents will be addressed promptly.

Policy Requirements

The Adviser has developed an Information Security Incident response capability to include an Incident Response Plan (“IRP”) to address various stages relating to an Information Security Incident response: (i) preparation; (ii) detection; (iii) analysis; (iv) containment; (v) eradication; (vi) recovery; and (vii) follow-up/post-incident activity.

The Incident Response Team continually prepares for different types of Information Security Incidents, focusing on the types of incidents to which, in the Incident Response Team’s view, the Adviser is most susceptible. This preparation includes reviewing incorporating the most current threat intelligence available to identify and prepare for the most common incidents and attacks. In the event that an Information Security Incident occurs, the members of the Incident Response Team are charged with executing the IRP. Incident Response Team members must complete appropriate and timely training in accordance with this Policy.]

The Incident Response Team will test the IRP, document the results and communicate such results to members of senior management.

The Information Security Manager will review the IRP and, where applicable, revise the IRP on an annual basis. In connection with this review, the Information Security Manager will consider the documented results of previously conducted tests that occurred since the previous review. To the extent that updates are made to the IRP as a result of this review, the Information Security Manager will distribute the updated IRP to the Information Security Steering Group.

APPENDIX M

PROXY VOTING POLICY AND PROCEDURES

I.             STATEMENT OF POLICY

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. When the Adviser has discretion to vote the proxies of its clients, it will vote those proxies in the best interest of its clients and in accordance with these policies and procedures.

Proxy voting responsibilities and authority for the registered may be delegated to the registered fund’s sub-adviser. To the extent that the Adviser retains proxy voting authority with respect to the registered fund, the Adviser will follow the guidelines set forth below.

II.            VOTING GUIDELINES

In the absence of specific voting guidelines from the client, the Adviser will vote proxies in the best interests of each particular client, which may result in different voting results for proxies for the same issuer. The Adviser believes that voting proxies in accordance with the following guidelines is in the best interests of its clients.

●             Generally speaking, the Adviser and its subadvisors, as applicable will vote in favour of the following proxy proposals:

(i)            electing and fixing number of directors

(ii)           appointing auditors

(iii)          ratifying director actions

(iv)          approving private placements exceeding a 25% threshold

(v)           changing a registered address

(vi)          authorizing directors to fix remuneration of auditors

(vii)         approving private placements to insiders exceeding a 10% threshold

(viii)        approving special resolutions to change the authorized capital of the company to an unlimited number of common shares without par value.

●             The Adviser and its subadvisors, as applicable, will generally vote against any proposal relating to stock option plans that:

(i) exceed 5% of the common shares issued and outstanding at the time of grant over a three year period (on a non-diluted basis);

(ii) provide that the maximum number of common shares issuable pursuant to such plan be a “rolling” maximum that exceed 5% of the outstanding common shares at the date of the grant of applicable options; or

(iii) reprices the stock option.

In certain cases, proxy votes may not be cast when the Adviser determines that it is not in the best interests of the client to vote such proxies. In the event a proxy raises a potential material conflict of interest between the interests of a client and the adviser, the conflict will be resolved by the adviser in favour of that client.

The Adviser and its subadvisors retain the discretion to depart from these polices on any particular proxy vote depending upon the facts and circumstances.

IV.           RECORDKEEPING

The Chief Compliance Officer will maintain files relating to the Adviser’s proxy voting procedures in an easily accessible place. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of the Adviser. Records of the following will be included in the files:

•	Copies of this proxy voting policy and procedures, and any amendments thereto.

•	A copy of each proxy statement that the Adviser receives, provided however that the Adviser may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available.[18]

•	A record of each vote that the Adviser casts.[19]

•	A copy of any document the Adviser created that was material to making a decision how to vote proxies, or that memorializes that decision.

•	A copy of each written client request for information on how the Adviser voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how the Adviser voted its proxies.

V.            CONFLICTS OF INTEREST

1.            The Chief Compliance Officer will identify any conflicts that exist between the interests of the Adviser and its clients. This examination will seek to include a review of the relationship of the Adviser and its affiliates with the issuer of each security and any of the issuer’s affiliates to determine if the issuer is a client of the Adviser or an affiliate of the Adviser or has some other relationship with the Adviser or a client of the Adviser.

2.            If a material conflict exists, the Adviser will determine whether voting in accordance with the voting guidelines and factors described above is in the best interests of the client. The Adviser will also determine whether it is appropriate to disclose the conflict to the affected clients and, except in the case of clients that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), give the clients the opportunity to vote their proxies themselves. In the case of an ERISA client, if the Investment Management Agreement reserves to the ERISA client the authority to vote proxies when the Adviser determines it has a material conflict that affects its best judgment as an ERISA fiduciary, the Adviser will give the ERISA client the opportunity to vote the proxies itself. Absent the client reserving voting rights, the Adviser will vote the proxies solely in accordance with the policies outlined in Section II, “Voting Guidelines” above.

VI.           SUGGESTED ADDITIONAL PROCEDURES

Due Diligence. The Chief Compliance Officer will periodically review a sample of proxy votes to determine whether those votes complied with these policies and procedures.

[18]	The Adviser may choose instead to have a third party retain a copy of proxy statements (provided that the third party undertakes to provide a copy of the proxy statements promptly upon request).

[19]	The Adviser may also rely on a third party to retain a copy of the votes cast (provided that the third party undertakes to provide a copy of the record promptly upon request).

Annual Review. The Chief Compliance Officer shall review, no less frequently than annually, the adequacy of these policies and procedures to make sure they have been implemented effectively, including whether the policies and procedures continue to be reasonably designed to ensure that proxies are voted in the best interests of its clients.

APPENDIX P

REQUIRED BOOKS AND RECORDS

I.             STATEMENT OF POLICY

Adequate recordkeeping is an important aspect of the compliance program of the Adviser. The Advisers Act (Rule 204-2) requires the Adviser to make and keep true, accurate and current books and records relating to its Advisory business. All records of the Adviser are subject at any time, to periodic, special, or other examinations by representatives of the SEC.

II             DEFINITIONS

In general, the Adviser must maintain two types of books and records, Business Records and Client Records.

Business Records – records relating to its advisory business; and

Client Records – records relating to its client relationships. Client Records include Custody, Investment Supervisory, and Proxy Voting Records.

Custody Records – If the Adviser maintains “custody” of client securities or funds for certain client accounts, it must maintain records with respect to those accounts (“Custody Records”). The Adviser is defined as having “custody” of client securities or funds if the Adviser holds, directly or indirectly, client securities or funds or has authority to obtain possession of them.20

Investment Supervisory Records – Since the Adviser renders “investment supervisory services” to certain client accounts, it must maintain additional records with respect to those accounts (“Investment Supervisory Records”).

Proxy Voting Records – Since the Adviser exercises proxy voting authority for certain client accounts, it must also maintain records with respect to those accounts (“Proxy Voting Records”).

III.           GENERAL RECORDKEEPING REQUIREMENTS

A.           Business Records

The Advisers Act requires the Adviser to maintain Business Records relating to its financial and business matters. Business Records include:

●             a journal or journals (including cash receipts and disbursement records) forming the basis of entries in any ledger;

●             ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

●             all check books, bank statements, cancelled checks and cash reconciliations of the Adviser;

●             all bills or statements, paid or unpaid, relating to the Adviser’s business;

●             all trial balances, financial statements, and internal working papers relating to the Adviser’s business;

See Rule 206(4)-2.

●             partnership articles, membership agreements and other documents, including minute books, relating to the establishment and ongoing activities of the Adviser’s business (and those of any predecessor);

●             copies of the Adviser’s compliance policies and procedures that are in effect, or at any time within the past five years were in effect, and records documenting the Adviser’s annual review of its compliance policies and procedures; and

●             a memorandum describing any legal or disciplinary event listed in Item 9 of the Firm Brochure and presumed to be material, if the event involved the Adviser or any of its staff and is not disclosed in the Firm Brochure or any Brochure Supplement. The memorandum must explain the Adviser’s determination that the presumption of materiality is overcome and discuss the factors described in Item 9 of the Firm Brochure or Item 3 of the Brochure Supplement.

B.             Client Records

1.             The Advisers Act also requires the Adviser to maintain Client Records relating to its advisory relationship with clients. Client Records include:

●             all written agreements between the Adviser and any client;

●             trade tickets or other similar documents reflecting each order given by the Adviser for the purchase or sale of any security, or any instruction received by the Adviser from a client concerning the purchase, sale, receipt or delivery of a particular security (including any modification or cancellation of any such order or instruction), showing:

-              the terms and conditions of the order, instruction, modification or cancellation;

-              the person connected with the Adviser who recommended the transaction to the client and the person who placed the order;

-              the account for which the order was entered;

-              the date of entry;

-              the bank, broker or dealer by or through which the order was executed; and

-              whether the order was entered based on discretionary power;

●             originals of all written communications received and copies of all written communications sent by the Adviser, including all electronic messages such as e-mail and instant messages, relating to:

-              any recommendation made or proposed to be made and any advice given or proposed to be given;

-              any receipt, disbursement or delivery of funds or securities; or

-              the placing or execution of any order to purchase or sell any security: provided, however,

(i)            that the Adviser need not keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Adviser, and

(ii)           that, if the Adviser sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, the Adviser need not keep a record of the names and addresses of the persons to whom it was sent, except that if such notice, circular or advertisement is distributed to persons named on any list, the Adviser must retain with a copy of the notice, circular or advertisement a memorandum describing the list and the source thereof.

●             a list or record of all accounts in which the Adviser is vested with any discretionary power, including powers of attorney and other evidence of discretionary power;

●             a copy of the Adviser’s Firm Brochure and any Brochure Supplement, each amendment to the Firm Brochure and Brochure Supplement, any separate summary of material changes to Part 2 and records of dates that each of the aforementioned was delivered to clients;

●             copies of the disclosure documents delivered to clients by solicitors (e.g., persons engaged by the Adviser to obtain new investment advisory clients) and all written acknowledgments of receipt of these documents;

●             copies of circulars or other publications that the Adviser distributes to ten (10) or more persons (Sales Literature);

●             all accounts, books, internal working papers and any other records or documents that relate to the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Adviser circulates or distributes, directly or indirectly, to ten (10) or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph (Performance Information Records);

●             a copy of the Adviser’s Code of Ethics (the “Code”) that is currently in effect, or at any time within the past five (5) years was in effect;

●             records of any violations of the Code, and any actions taken as result of the violations;

●             records of all written acknowledgments of Covered Persons (as defined in the Code) of their receipt of the Code and any amendments thereto;

●             records of each report (e.g., holdings reports, quarterly transactions reports or equivalent information) made by a Covered Person pursuant to the Code;

●             records of the names of persons who are currently, or within the past five years were, Covered Persons; and

●             a record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Covered Persons pursuant to the Code (e.g., preclearance forms).

C.            Custody Records

1.             Custody Records include:

●             a journal or other record showing all purchases, sales, receipts and deliveries of securities and all other debits and credits to client accounts;

●             a separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

●             copies of confirmations of all transactions effected by or for the account of any client;

●             a copy of any internal control report obtained or received pursuant to §275. 206(4)-2(a)(6)(ii);

●             a memorandum describing the basis upon which the Compliance Officer and/or its delegates have determined that the presumption that any related person is not operationally independent under § 275.206(4)-2(d)(5) has been overcome; and

●             a record for each security in which any client has a position (including the name of the client, the amount and the location of the security).

D.            Investment Supervisory Records

Investment Supervisory Records include:

●             records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase or sale; and

●             for each security in which any client has a current position, the client, the type of interest and the amount of the client’s current position.

E.             Proxy Voting Records

Proxy Voting Records include:

●             copies of these proxy voting policies and procedures, and any amendments thereto;

●             A copy of each proxy statement that the Adviser receives regarding client securities (the Adviser may rely on third parties or EDGAR);

●             A record of each vote that the Adviser casts;

●             A copy of any document the Adviser created that was material to making a decision how to vote proxies, or that memorializes that decision. (For votes that are inconsistent with the Adviser’s general proxy voting polices, the reason/rationale for such an inconsistent vote is required to be briefly documented and maintained.); and

●             A copy of each written client request for information on how the Adviser voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how the Adviser voted its proxies.

IV.           RECORDKEEPING RETENTION REQUIREMENTS

1.            Time Periods

●             Books and records must be maintained on a “current” basis. Whether particular books and records are current depends on the nature of the books and records. Primary records (e.g., invoices, logs, confirmations) must be maintained concurrently with the underlying transaction. Secondary records may be maintained as the needs of the Adviser’s business require.

●             Generally, the required books and records must be maintained in an easily accessible place for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the most recent two (2) years in an appropriate office of the Adviser.

●             Sales Literature and Performance Information Records must be maintained in an easily accessible place for a period of not less than five (5) years, the most recent two (2) years in an appropriate office of the Adviser, from the end of the fiscal year during which the Adviser published or otherwise disseminated the notice, publication or communication. In the case of Performance Information Records, the Adviser must maintain records of information supporting each year or period shown in the advertised performance. As a result, the Adviser must maintain records for the entire period of the advertised performance plus an additional five (5) years.

●             Partnership articles and membership agreements relating to the establishment of the Adviser’s business and minute books of the Adviser must be maintained in the principal office of the Adviser and preserved until at least three (3) years after termination of the Adviser.

2.             Electronic Format

The Adviser may maintain and preserve its records on microfilm, microfiche or other electronic storage media provided it maintains procedures to:

●             maintain and preserve the records (safeguarding against loss, alteration or destruction);

●             limit access to the records to properly authorized personnel and the SEC and its staff; and

●             reasonably ensure that reproduction of a non-electronic original is complete, true and legible when retrieved.

3.             Document Destruction Policy

The Adviser will periodically destroy records that it is no longer required to retain under this policy or applicable law. Prior to such destruction, the person or persons responsible for the records’ retention will verify that the record or records are eligible for destruction.

The Adviser will maintain a records destruction log (“Log”) detailing all records that are destroyed. Prior to a record’s destruction, the person or persons responsible for the record’s retention and the Adviser’s Chief Compliance Officer must authorize the destruction of the record by executing the Log next to the description of the record.

This records destruction procedure will be suspended in the event the Adviser’s management, including the Chief Compliance Officer, reasonably anticipates an SEC investigation or private litigation.

APPENDIX P1

ELECTRONIC COMMUNICATIONS POLICY

The SEC has stated that the substantive requirements and liability provisions of the Advisers Act, including the antifraud provisions of Section 206 of the Advisers Act and the rules promulgated thereunder, apply equally to electronic and paper based media.1

Accordingly, the Adviser, will retain all electronic communications that are required to be maintained in accordance with Rule 204-2 under the Advisers Act until an affirmative determination has been made that any particular communication can be deleted. All such electronic communications, including e-mail communications and “instant messages”, will be subject to the same record retention and review policies as paper-based communications. Employees may use instant messages (including Bloomberg instant messages) as a form of communication for general business matters, but may not be used for the placing or execution of any order to purchase or sell any security. Electronic communications sent and received by Supervised Persons will be subject to random periodic inspections by the Chief Compliance Officer, or her delegatee, to ensure that such communications do not violate any of the provisions of the Advisers Act, or the rules promulgated thereunder. Employees are not permitted to use personal e-mail accounts to communicate business matters of the Adviser without prior approval of the Chief Compliance Officer.

Electronic communications sent or received by Supervised Persons that would be required to be maintained under Rule 204-2 will be electronically maintained in the Adviser’s files in accordance with this Policy. Rule 204-2 requires the retention of communications with clients and communications that relate to the following topics, among others:

(i)            any recommendation made or proposed to be made, and any advice given or proposed to be given;

(ii)           any receipt, disbursement or delivery of funds or securities; or

(iii)          the placing or execution of any order to purchase or sell any security.

Employees are advised that they should have no expectation of privacy in any communication that enters, leaves, is accessed through or is stored in the Adviser’s communications systems, including the e-mail system or any other system accessed through the Adviser’s communications system. The Adviser expressly reserves the right to monitor its communications systems in its sole discretion. Employees are also reminded that all electronic communications, including personal communications, are subject to examination by the Securities and Exchange Commission. Employees are encouraged to delete personal electronic communications on a regular basis.

A detailed description of the books and records the Adviser is required to maintain under Rule 204-2 is set forth in Appendix P to the Adviser’s Compliance Manual. Any questions regarding whether a communication or other document constitutes a book or record required to be maintained should be directed to the Chief Compliance Officer.

[1]	United States Securities & Exchange Commission, Interpretive Release No. 33-7288, (“Use of Electronic Media by Broker-Dealers, Transfer Agents and Investment Advisers for Delivery of Information.”)

APPENDIX P2

Social MEDIA Policy AND procedures

The Adviser has established this social media policy to provide its employees with rules and guidelines for using social media. This policy applies to all employees. Any questions relating to this policy should be directed to the Chief Compliance Officer. NOTE: This policy should be read in conjunction with the Adviser’s other policies and procedures, including but not limited to the Adviser’s Electronic Communications Policy contained in Appendix P1 and Privacy Policy and Procedures and Program for Protecting Client Information contained in Appendix L.

Generally

The Adviser’s employees are expected to follow the guidelines set forth in this policy when communicating through social media. The use of social media websites may have implications under securities laws, including but not limited to, the Advisers Act and the Securities Act of 1933, as amended. In addition, the use of social media is subject to restrictions on advertising under the Advisers Act and the 1940 Act.

Social Media

“Social media” includes:

●	Facebook;
●	Twitter;
●	LinkedIn;
●	Blogs and micro-blogs;
●	YouTube;
●	Flickr;
●	MySpace;
●	Digg;
●	Reddit;
●	RSS; and
●	Participation in interactive electronic forums such as chat rooms and online seminars.

The specific websites referenced above are provided by way of example only, and the absence of, or lack of explicit reference to, any particular site shall not limit the extent of the application of this Policy.

NOTE: Depending upon the Adviser’s use of social media, the Adviser may be required to maintain records of social media communications in accordance with Rule 204-2.

Prohibited Activities

When using social media in any context, whether for personal use (including professional purposes (e.g., listing individual work experience on Linkedin.com)) or on behalf of the Adviser or with respect to activities relating to the Adviser’s business, except with the prior approval of the Chief Compliance Officer, no employee may:

1.             Discuss, mention or otherwise communicate any information relating to: (i) the Adviser’s business; (ii) an existing, former or prospective client or investor; (iii) members of management of the Adviser or other employees; (iv) portfolio information or potential investment opportunities; or (v) a recommendation or guidance with respect to a specific security or other investment;

2.             Make any forward-looking or predictive statement about the performance or specific future results of the Adviser or any of its clients;

3.             Host or maintain a blog or website that covers, in whole or in part, the financial industry, financial advice or topics related thereto, or any blog or website that will (or is likely to) mention the Adviser and its business or a competitor of the Adviser;

4.             Post photographs of persons employed by or affiliated with the Adviser, whether inside or outside of the office, or at Adviser events;

5.             Provide a link to the Adviser’s internal or external website on any blog, social networking site or other website, or include a link to the Adviser’s external website in an email signature block;

6.             Provide on the Adviser’s website a link to any third-party website that contains, or includes links to, reviews of or other references to the Adviser2; or

7.             Post an identifiable work e-mail address (e.g., ______@ABCfundadviser.com) or other identifying business contact information.

In considering whether to approve a requested use of social media pursuant to this policy, the Chief Compliance Officer will, in his or her discretion, determine whether such use is appropriate.

Use of Adviser Equipment to Access Social Media

Employees may not access or communicate through social media for any purpose, even a business purpose, while in the office of the Adviser or when using the Adviser’s equipment or systems (“Adviser Equipment”).

OR

Employees may use social media while in the office of the Adviser or when using the Adviser’s equipment or systems (“Adviser Equipment”), but only in compliance with the following guidelines.

Guidelines for Using Social Media in Conducting the Business of the Adviser

1.             Except in accordance with the procedures described herein, employees using social media in the office of the Adviser or when using Adviser Equipment may not engage in any of the prohibited activities noted above.

2.             No employee may communicate through social media on behalf of the Adviser or indicate that the views or comments being expressed by the employee through social media are a reflection or representation of the views of the Adviser, its personnel, its clients or investors, unless the employee has received prior permission of the Chief Compliance Officer.

3.             Certain social networking websites, such as LinkedIn, provide a mechanism to allow “connections” to “recommend” a user who has posted a profile. Such a recommendation may be considered to be an impermissible “testimonial” under the Advisers Act. As a result, employees of the Adviser should consider disabling any “recommendation” or similar feature associated with a social networking website if such a testimonial could be considered an advertisement or endorsement by the Adviser.

[2]	See IM Guidance Update, No. 2014-04 (Mar. 2014).

Monitoring

Employees should have no expectation of privacy when using social media on the equipment or systems of the Adviser. The Adviser reserves the right to monitor all social media activity using the Adviser’s equipment and systems, including by using content management tools to monitor, review or block content on social media sites that violate Adviser’s policies and guidelines.

Training

Before employees are allowed to use social media in connection with the Adviser’s business or through Adviser Equipment, such employees will receive training with respect to this policy.

Sanctions

Adviser’s management, upon a determination by the Adviser that a violation of this policy has occurred, may impose such sanctions or remedial action as it deems appropriate or to the extent required by law. Such remedial action may include immediate termination of employment.

Appendix R

OVERSIGHT of Third Party Service Providers

Statement of Policy

To the extent that the Adviser is involved in the selection of third party service providers of its client accounts, such as administrators, custodians or prime brokers, the Adviser may assist such advisory clients in conducting due diligence of such service providers. The Adviser may also be involved in the recommendation or, subject to any approval of the client, its board of trustees and/or shareholders that may be required, the selection of a sub-adviser to a client, including the registered fund. A client may, contractually or otherwise, delegate certain responsibilities to an investment adviser with respect to the client’s service providers. Additionally, part of an adviser’s fiduciary duty may include oversight of such third party service providers.

Procedures

The Adviser has established the following guidelines to effectuate and monitor the Adviser’s policy with respect to assisting its advisory clients in conducting due diligence of third party service providers to such client accounts and the Adviser’s oversight responsibilities:

The Chief Compliance Officer will, as applicable, assist the client with:

1. Determining the exact services to be provided by the service provider and seek to ensure that precise descriptions of the services to be provided by the service provider are included in the client’s contract with such service provider. The services to be provided by the service provider and terms of the contract should be evaluated in relation to the specific needs of each client and/or the Adviser, as applicable.

2. Executing a written agreement with the service provider that acknowledges that the services to be provided to the client under the terms of the agreement are received by the client.

3. Understanding the nature and extent of a service provider’s duties and obligations under the terms on the applicable contract.

4. Following up on any issues associated with a service provider’s failure to perform its contractual duties, or any other concerns with which a client may ask the Adviser to assist. If an employee of the Adviser has any reason to believe that a service provider is failing to meet the terms of its contract or is otherwise acting outside the scope of its contract, the employee must report the issue to the Chief Compliance Officer.

5. On a periodic basis, an informal review of the client contracts with service providers (and discuss any issues with outside counsel, if necessary) and conduct follow-up inquiries as necessary. Any recommended contract terminations with service providers should be discussed with the affected clients.

As noted in the Adviser’s privacy policy, when information is provided to the Adviser’s service providers or agents, the Adviser will require such parties to protect the information in a manner that is consistent with the Adviser’s privacy policy and practices. In addition, the Adviser intends to seek assurance from all clients’ service providers that they will comply with the Adviser’s privacy policy and practices.

Appendix Q

SEC Identity Theft Red Flags Rules – Regulation S-ID Policy and Procedure

Background

As an SEC-registered investment adviser, Ninepoint Partners LP (Ninepoint) may maintain a transaction account belonging to an individual, which allows the individual account owner to personally make payments or transfers of money from his or her account to third parties, or direct Ninepoint to make such payments or transfers to third parties. Such accounts are at risk of being subject to “identity theft”, which is a fraud committed or attempted using the identifying information of another person without authority.

Under Regulation S-ID, if Ninepoint is a “financial institution” or “creditor” (as those terms are defined in Regulation S-ID), then Ninepoint must develop and implement a written program designed to detect, prevent, and mitigate identity theft in connection with certain accounts. This document describes Ninepoint’s policy and procedure in compliance with the regulation.

Policy

Ninepoint will periodically determine whether it offers or maintains covered accounts. As part of this determination, Ninepoint will conduct a risk assessment to determine the risk to its customers and to the safety and soundness of Ninepoint from identity theft.

If Ninepoint offers or maintains one or more covered accounts, Ninepoint will administer an identity theft prevention program (the Program) to:

1.             Identify relevant red flags for the covered accounts that Ninepoint offers or maintains, and incorporate those red flags into its Program;

2.             Detect red flags that have been incorporated into the Program;

3.             Respond appropriately to any red flags that are detected to prevent and mitigate identity theft; and

4.             Ensure the Program (including the red flags determined to be relevant) is updated periodically, to reflect changes in risks to customers and to the safety and soundness of Ninepoint from identity theft.

The Program will be initially reviewed and approved by Ninepoint’s board of directors. Ninepoint’s Chief Compliance Officer will be designated for the ongoing oversight, development, implementation, and administration of the Program. Ninepoint’s staff will receive training, as necessary, to effectively implement the Program. Ninepoint will also maintain appropriate and effective oversight of its service providers to ensure the service providers have developed and implemented reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft.

Definition

Covered Accounts:

(i) An account that a financial institution or creditor offers or maintains, primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions, such as a brokerage account with a broker-dealer or an account maintained by a mutual fund (or its agent) that permits wire transfers or other payments to third parties; and

(ii) Any other account that the financial institution or creditor offers or maintains for which there is a reasonably foreseeable risk to customers or to the safety and soundness of the financial institution or creditor from identity theft, including financial, operational, compliance, reputation, or litigation risks.

Procedure

At least annually, Ninepoint will determine whether it offers or maintains covered accounts, based on the risk assessment template in Appendix Q-1.

Currently, Ninepoint does not offer or maintain covered accounts. Ninepoint will establish an identity theft prevention program as soon as it considers offering or maintaining covered accounts.

Appendix Q-1 – Risk Assessment Template

Review Date:

Review Period:

Completed By:

Approved By:

●             Does Ninepoint currently offer or maintain accounts primarily for personal, family, or household purposes that involves or is designed to permit multiple payments or transactions to third parties?

●             Does Ninepoint currently offer or maintain any other account for which there is a reasonable foreseeable risk to its customers or to the safety and soundness of Ninepoint from identity theft, including financial, operational, compliance, reputation, or litigation risks?

o             How does Ninepoint open these accounts? Can the account be opened remotely or through methods that do not require face-to-face contact, such as through e-mail, by fax, or by telephone?

o             How does a client access his/her account? Can an account be accessed remotely or through methods that do not require face-to-face contact, such as through e-mail, by fax, or by telephone?

o             During the review period, has Ninepoint experienced any incidents of identity theft? Has any client of Ninepoint reported incidents of identity theft relating to the accounts at Ninepoint?

APPENDIX IV

ANNUAL CERTIFICATION FOR EMPLOYEES

This will confirm that I have received a copy of each of the following policy statements and compliance guidelines:

1.             Compliance Manual (and all other policies and procedures that are incorporated in the Compliance Manual)

2.             Statement of Policy and Procedures Regarding Allocation Procedures

3.             Policy Statement and Procedures Regarding Investments by a Private Fund in a Registered Investment Company

4.             Anti-Money Laundering Procedures

5.             Class Action Policy and Procedures

6.             Best Execution Policy and Review Among Investment Advisory Clients

7.             Policy and Procedures Relating to Soft Dollar and Directed Brokerage Arrangements

8.             Code of Ethics and Policies Governing Personal Securities Transactions

9.             Gifts and Business Entertainment Policy

10.           Policies and Procedures Relating to Political Contributions

11.           Safeguarding of Client Assets Policy and Procedures

12.           Privacy Policy and Procedures and Program for Protecting Client Information

13.           Proxy Voting Policies and Procedures

14.           Required Books and Records

15.           Electronic Communications Policy

16.           Identity Theft Red Flag Rules

17.           Expense Allocation Policy and Procedures

18.           Cybersecurity Policy and Procedures

19.           Policy and Procedures Relating to Rule 105 of Regulation M

20.           Policy and Procedures for Reporting of Possible Misconduct

21.           Foreign Corrupt Practices Act Policy and Procedures

22.           Media Relations Policy

23.           Social Media Policy and Procedures

24.           Oversight of Third Party Service Providers

I have read each of the above policies and/or statements. I accept and agree to comply with the rules and restrictions stated therein.

Name: __________________________

Signature: _______________________

Date: ___________________________